UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☒	Preliminary Information Statement

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☐	Definitive Information Statement

Acacia Diversified Holdings, Inc.
(Name of Registrant As Specified in Charter)

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Acacia Diversified Holdings, Inc.
13575 58th Street North #138
Clearwater, FL 33760
(877) 513-6294

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER
___________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

To the Stockholders of Acacia Diversified Holdings, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to the holders (the “Stockholders”) of common stock, par value $0.01 per share (the “Common Stock”), of Acacia Diversified Holdings, Inc., a Texas corporation (the “Company”), to notify the Stockholders that on December 8, 2015 the Board of Directors of the Company unanimously voted to approve the Letter of Intent in the matter of acquiring the MariJ Group of companies and voted to move to completion of a definitive asset purchase agreement to complete the purchase.  On January 15, 2016 the Company executed the Asset Purchase Agreement by and among the Company and the Marij Group of companies (the “Agreement”), which included among other things;

1.
To approve and ratify the actions of the Board of Directors in the acquisition of the majority of the assets and the associated businesses of MariJ Agricultural, Inc.; JR Cannabis Industries, LLC; Canna-Cures Research & Development Center, LLC; and, TropiFlora, LLC, all of Clearwater, Florida. The Company later exercised its option to rescind and exclude the acquisition of the TropiFlora unit, which carried only minimal assets;

2.	To approve and ratify the actions of the Board of Directors the issuance of 2,474,850 shares of the Company’s common stock to prior shareholders of the above-named entities pursuant to the Agreement;
3.
To approve and ratify the actions of the Board of Directors for its issuance by the Company’s outgoing CEO, President and Chairman of the Board, Steven L. Sample to the Company’s new CEO, President and Chairman of the Board, Richard K. Pertile the right of first refusal to acquire 2,500,000 of his personal shares within a window of 37 to 38 months after the Closing, and issuance of a proxy to vote those shares during the interim period;

4.
To approve and ratify the actions of the Board of Directors entering into the Agreement to amend the terms of the outgoing CEO’s employment agreement to provide for his resignation as an officer of the Company and as its Chairman, remaining as a non-officer employee and director at a lower salary, reduction of benefits and perquisites, and extending the agreement until December 31, 2019;

5.	To approve and ratify the actions of the Board of Directors providing for Mr. Pertile to serve as the Company’s new CEO, President and Chairman of the Board of Directors;
6.
To approve and ratify the actions of the Board of Directors providing for discontinuation of direct expense disbursements for certain routine operations relating to the Company’s Ocala, Florida office in exchange for payment of an annual expense stipend to Mr. Sample to cover those certain routine basic expenses of his operations from that location through December 31, 2019;

7.	To approve and ratify the actions of the Board of Directors to continue the leases relating to the Clearwater offices;
8.	To approve and ratify the actions of the Board of Directors in entering a non-competition agreement for the Company’s new CEO;
9.	To accept the resignation of directors Hewitt and Rigdon to make way for new directors Gholson and Roberts.

On January 15, 2016, in accordance with the Texas Business Organizations Code, a majority of the shareholders of the Company representing 52.26% of the total common voting rights of the Company, by written consent in lieu of a special meeting of shareholders, ratified, approved and confirmed the acts of the officers of the Company in regard to the Agreement and related actions.

On January 19, 2016 the Company filed a Current Report on Form 8-K describing the events relating to the acquisition transactions.   On February 10, 2016 the Company filed a Definitive Proxy Statement on Form DEF 14A.   The documents are available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and also on the SEC website at https://www.sec.gov/Archives/edgar/data/1001463/000155723416000395/0001557234-16-000395-index.htm and
https://www.sec.gov/Archives/edgar/data/1001463/000118518516003639/0001185185-16-003639-index.htm, respectively.

The Company is advised that its actions may not have provided sufficient legal notice to shareholders pursuant to Rule 14C-2(b) of the Exchange Act.

For further information regarding these matters, I urge you to carefully read the accompanying Information Statement. If you have any questions about these proposals or would like additional copies of the Information Statement, you should contact Mr. Richard K. Pertile, the Company’s Chief Executive Officer at the above address.

By order of the Board of Directors

/s/ Richard Pertile
Richard Pertile
President and Chief Executive Officer

Acacia Diversified Holdings, Inc.
13575 58th Street North #138
Clearwater, FL 33760
(877) 513-6294

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER
___________________

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY

ITEM I.

General Information:

This Revised Preliminary Information Statement is being furnished to all holders of the common stock of Acacia Diversified Holdings, Inc. (the “Company”) as of March 22, 2016 in connection with our recent acquisition of the assets and related businesses of the MariJ Group of companies in Clearwater, Florida and the action taken by written consent of holders of the majority of the outstanding common stock of the Company.

“We,” “us,” “our,” the “Registrant” and the “Company” refers to Acacia Diversified Holdings, Inc., a Texas corporation.

Asset Acquisition

On September 1, 2016 the Company commenced discussions with MariJ Group regarding a possible acquisition of the assets of MariJ Group. The MariJ Group of Companies consisted of: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ”); (ii) Canna-Cures R&D, LLC, a Florida limited liability company “Canna-Cures”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR Cannabis”). The Company later exercised its option to rescind and exclude the acquisition of the TropiFlora unit, which carried only minimal assets.

On January 15, 2016 the Company acquired the assets of the MariJ Group in accordance with the Asset Purchase Agreement by the parties. The transaction was approved by  a majority of the shareholders of the Company (the “Voting Shareholders”), by written consent.

In connection with ratifying the Agreement, and pursuant to its terms, the Voting Shareholders approved the issuance of 2,474,850 shares of the Company’s restricted common stock for the assets acquired under the Agreement. in accordance with the Texas Business Organizations Code,

On January 19, 2016 the Company filed a Current Report on Form 8-K describing the events relating to the acquisition transactions.   That document is also available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and on the SEC website at:
https://www.sec.gov/Archives/edgar/data/1001463/000155723416000395/0001557234-16-000395-index.htm

On February 10, 2016 the Company filed a Definitive Proxy Statement on Form DEF 14A.   That document is also available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and on the SEC website at:
https://www.sec.gov/Archives/edgar/data/1001463/000118518516003639/0001185185-16-003639-index.htm

On February 12, 2016 the Company filed its Annual Report for the year ended December 31, 2015 on Form 10-K.  That document is also available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and on the SEC website at:
https://www.sec.gov/Archives/edgar/data/1001463/000118518516003668/0001185185-16-003668-index.htm

A brief description of those various entities and how each will be utilized in the Company going forward follows.

MariJ Pharmaceuticals, Inc.

On January 15, 2016 the Company acquired the assets and business of MariJ Agricultural, Inc., a Florida corporation. Those assets and business were placed into the Company’s new subsidiary named MariJ Pharmaceuticals, Inc. (“MariJ”). While that entity had only began revenue-producing operations in Q4 of 2015, it is anticipated to expand its operations and revenues substantially in 2016 as an Acacia subsidiary following planned capital expansion based on success in raising the funding necessary to fuel those plans.

MariJ’s impetus will be in the extraction and processing of very high quality, high-CBD/low-THC content medicinal grade cannabis oils from medical cannabis plants.  MariJ specializes in organic strains of the plant, setting itself apart from the general producers of non-organic products.  In addition, MariJ has the technical expertise and capability to process and formulate the oils and to employ them in its compounding operations.  MariJ will seek to become engaged as owner or co-owner of a grow facility in Florida or other location(s) such as to produce its own plants for processing. MariJ has also been preparing for the 2016 rollout of its newly-developed, proprietary GeoTraking Technology that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labeling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products in a sophisticated retail PoS delivery system, the GeoTraking Technology will be the most advanced system available.

MariJ’s revenues are anticipated to be generated from several activities, including but not limited to the following:

a.
Cannabis oil extraction and processing. MariJ has a unique mobile cannabis oil processing and extraction unit designed into a heavy-duty truck chassis .  That unit has already begun performing extractions and processing of medicinal organic hemp into oils at various sites, and is currently developing additional contracts for services.

b.	Wholesale sale of raw and processed low or zero-THC medical cannabis oils.
c.
Laboratory testing and certification services.  MariJ has begun construction of a mobile laboratory and testing unit, also on a heavy-duty truck chassis, intended to address the growing demand for these services in the medicinal cannabis industry.

d.	Licensing and support of the Company’s GeoTraking Technology systems
e.	Processing and compounding services for medicinal grade cannabis oils

The Company is preparing to seek additional investments and financing to pay the costs of building its second mobile oil extraction and processing unit, to finance final construction of its mobile laboratory and testing unit for the same industry, and to complete the roll-out of its GeoTraking Technology system. There can be no assurance the Company will be successful in its plans to generate the required capital.

Canna-Cures Research & Development Center, Inc.

The Company acquired the assets and the business of Canna-Cures Research & Development Center, LLC, a Florida organization, on January 15, 2016.  The Company intends to utilize this new subsidiary to engage in research and development activities as well as retail and wholesale distribution of medicinal cannabis products and endocannabinoid nutraceuticals, depending upon our ability to comply in each instance with FDA rules and other regulations.  As a part of its R&D efforts, the new subsidiary will seek to align itself with institutions of higher learning in working to develop new products and to identify and develop additional uses for its medicinal cannabis products.

While this subsidiary has not yet implemented revenue-producing operations, it is anticipated to begin generating revenues after mid-2016. Those revenues will be generated from several activities, including the following:

a.
Canna-Cures will seek to enter into research and development projects with institutions of higher learning in efforts to develop new and better strains of medicinal cannabis related products for dispensing as medications, nutraceuticals, cosmeceuticals, and probably dietary supplements.  Canna-Cures anticipates participating in state and federal grants in conjunction with one or more universities as a means to defray part of its costs in these efforts.

b.
Private label packaging services.  The Company has obtained a majority of the equipment required to engage in the business of packaging and labeling of medicinal cannabis oils, oil-infused products, and related items.

c.
Retail sales of medicinal cannabis oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose.  These activities are dependent in large part upon meeting FDA regulations and criteria relating to the sale and distribution of cannabis-infused products, and the Company is currently in the process of determining the status of those criteria.

d.
Retail and wholesale sales of cosmeceutical and nutraceutical products and dietary supplements containing its high-quality cannabis oil extracts, again dependent upon the same FDA regulations and criteria as mentioned in item (c) above.

The Company will require additional capital to finalize these plans and accommodate the roll-out of its services for this subsidiary, and intends to begin its capital raising activities within the next 60 to 90 days or less. There can be no assurance the Company will be successful in its plans to generate that capital.

JR Cannabis Industries, LLC

The third entity acquired in the transactions of January 15, 2016 was JR Cannabis Industries, LLC.  That entity was a service business providing management services in coordination with the activities of MariJ Agricultural. Following the acquisition of those entities, Acacia determined that it no longer needed services the same as or similar to those of JR Cannabis Industries, and therefore has elected to not recreate it as a subsidiary of the Company

TropiFlora, LLC

The fourth and final entity acquired in the transactions of January 15, 2016 was TropiFlora, LLC

In the acquisition transactions of January 15, 2016 the Company acquired the non-capital assets and the business of TropiFlora, LLC, but not the goodwill or the capital assets of TropiFlora, as a part of its efforts to engage growing cannabis in Florida. Prior to TropiFlora’s acquisition by MariJ, and ultimately by Acacia, it was a grower with decades of experience in the nursery industry with the capacity to grow large quantities of plants.  MariJ and subsequently Acacia acquired the business of TropiFlora to position itself to be issued a Growers License under the new 2015 Florida cannabis laws. If successful in obtaining a Florida Growers License, TropiFlora, as an Acacia subsidiary, would cultivate and distribute legal medical cannabis products in the state, opening the door to the sale of the non-euphoric strains of cannabis to treat patients with seizure disorders and cancer. However, the State of Florida announced the names of the five applicants that were to be awarded the Growers Licenses, but TropiFlora was not among the winners.

Substantial legal objections have arisen as to the Florida license award process, prompting the filing of a number of complaints and spawning litigation with the State. The Company believes that, among other things, TropiFlora was unfairly judged for the licensing opportunity. The legal complaints instituted by TropiFlora while a part of the MariJ Group of companies and before its acquisition by Acacia left many questions that can only be answered as the cases progress through the administrative and judicial systems.  As a result of the fact that substantial sums would be required to pursue the reversal of the perceived errors in the licensing process, the Company believes it is not in its best interests to continue on that course.  Accordingly, the Company has therefore determined to exercise its option to rescind the TropiFlora acquisition under the certain specific terms and conditions agreed prior to its acquisition. Thus, the Company will take no action to create or operate a subsidiary utilizing the acquired TropiFlora assets.  The Company hopes to instead seek one or more other potential new licensing opportunities within Florida or elsewhere in conjunction with the anticipation of future license offerings, or to seek licensing opportunities in other states.

Pursuant to the terms of the Agreement, the Company acquired certain assets including, among other things, property, plant and equipment, intellectual property, including trade secrets, and cash. The Company also assumed two leases and certain other obligations of the selling companies. A true and accurate copy of the definitive Asset Purchase Agreement is included as Exhibit 10.01 to this Report.

Voting Securities and Principal Shareholders

The following table sets forth as of December 31, 2015, the ownership of common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's common stock, (ii) each director of the Company, and (iii) all directors and officers as a group.  Except as otherwise indicated, each stockholder identified in the table possesses sole dispositive voting and investment power with respect to its or his shares.

Shares Owned at December 31, 2015
Name and Address of Beneficial Owner	Number of Shares	Percent
Steven L. Sample (1)	5,515,479	42.57%
Patricia Ann Arnold (2)	55,000	0.42%
V. Weldon Hewitt	110,000	0.85%
Dan L. Rigdon	121,097	0.93%
Danny R. Gibbs	117,500	0.91%
Gwendolyn Sample (3)	937,000	7.23%
All directors and officers as a group (five persons)	5,919,076	45.69%
All of the above as a group (six persons)	6,856,076	52.92%

(1)  Excludes 950,000 warrants held by Mr. Sample issued in exchange for converting all his shares of the Company’s preferred stock to common stock in 2010, and not for compensation.  Those warrants were considered to have expired in 2010 at which time they were re-issued at an average exercise price of $3.00 per share.  Mr. Sample disclaims any beneficial ownership of any securities owned by others, and disclaims any beneficial ownership by others of any securities he owns.

(2)  Excludes options to purchase 10,000 shares of common stock at a weighted average exercise price of $0.01 per share.

(3)  Not an officer or director of the Company. Excludes options to purchase 35,000 shares of common stock at a weighted average exercise price of $0.23 per share.  Mrs. Sample disclaims any beneficial ownership of any securities owned by others, and disclaims any beneficial ownership by others of any securities she owns.

Unless otherwise indicated, the address for each of the above named individuals is 3512 East Silver Springs Boulevard - #243, Ocala, FL  34470.

In subsequent events, and as a result of the issuance of 2,474,850 new shares of Acacia’s restricted Common stock in accordance with that certain Asset Purchase Agreement as of even date therewith, the Company determined that it is appropriate to set forth in the following table as of January 15, 2016 the ownership of common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's common stock, (ii) each director of the Company, and (iii) all directors and officers as a group.  Except as otherwise indicated, each stockholder identified in the table possesses sole dispositive voting and investment power with respect to its or his shares.

The following table sets forth as of January 15, 2016, the ownership of common stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the Company's common stock, (ii) each director of the Company, and (iii) all directors and officers as a group.  Except as otherwise indicated, each stockholder identified in the table possesses sole dispositive voting and investment power with respect to its or his shares.

Shares Owned at January 15, 2016
Name and Address of Beneficial Owner	Number of Shares	Percent
Richard K. Pertile (1)	1,014,000	6.57%
Steven L. Sample (2)	5,515,479	35.74%
Neil B. Gholson (3)	60,000	0.39%
Gary J. Roberts, Jr. (4)	102,000	0.66%
Danny R. Gibbs (5)	117,500	0.76%
Gwendolyn Sample (6)	937,000	6.06%
All directors and officers as a group (five persons)	6,808,979	44.26%
All of the above as a group (six persons)	7,745,979	50.20%

(1)  Mr. Pertile became the CEO and President of the Company and the Chairman of the Board of Directors on January 15, 2016.  He acquired 1,014,000 shares of the Company’s Common stock in the Asset Purchase Agreement on that same date by and between the Company and the MariJ Group of Companies.  As a part of the agreements of that date, Mr. Pertile was granted a Proxy to vote 2,500,000 of the Common shares owned by Mr. Sample, another Director of the Company and its past CEO, President, and Chairman.  This results in a combined 3,514,000 votes of the Company held by Mr. Pertile, or 22.77%.  As a result, Mr. Sample’s dispositive voting power is reduced from 35.74% to 19.54% of the voting power of the Company.

(2)  Mr. Sample is the past CEO, President, and Chairman of the Board of Directors of the Company, now serving solely as an employee and a Director and not as an Officer of the Company.  Includes registered shares and shares purchased on the open market over a period of years during authorized periods. Excludes 950,000 warrants held by Mr. Sample issued in exchange for converting all his shares of the Company’s preferred stock to common stock in 2010, and not for compensation.  Those warrants were considered to have expired in 2010 at which time they were re-issued at an average exercise price of $3.00 per share.  Mr. Sample disclaims any beneficial ownership of any securities owned by others, and disclaims any beneficial ownership by others of any securities he owns, but does declare that on January 15, 2016 he issued a Proxy to vote 2,500,000 shares of his Common stock of the Company in favor of Richard K. Pertile, the Company’s new CEO and President, through May 4, 2019, at which time Mr. Pertile holds a Right of First refusal to purchase those shares at par value.  Following those actions Mr. Sample held 3,015,479 votes, or 19.54% of the voting power of the Company.

(3)  Mr. Neil B. Gholson became a director of the Company on June 15, 2016 and acquired 60,000 shares of the Company’s Common stock in the Asset Purchase Agreement of that same date,

(4)  Mr. Gary J. Roberts, Jr. became a director of the Company on June 15, 2016 and acquired 102,000 shares of the Company’s Common stock in the Asset Purchase Agreement of that same date,

(5)  Mr. Danny R. Gibbs is a founder of the Company, first becoming a director in October 1984 before departing in September 2011.  Mr. Gibbs rejoined the board in 2013 and has continued to serve until the present.

(6) Mrs. Sample is the spouse of ex-CEO and current director Steven L. Sample. Excludes shares from total of all officers and directors as a group, as the Reporting Person is not an officer or director of the Company. Excludes options to purchase 35,000 shares of common stock at a weighted average exercise price of $0.23 per share.  Mrs. Sample disclaims any beneficial ownership of any securities owned by others, and disclaims any beneficial ownership by others of any securities she owns.

Unless otherwise indicated, the address for each of the above named individuals is 13575 58th Street North - #138, Clearwater, FL 33760.

Change of Executive Control

On January 15, 2016, our Chief Executive Officer Steven L. Sample entered into an agreement with Richard Pertile which gave Mr. Pertile a right of first refusal to purchase 2,500,000 shares of the Company’s common stock currently held by Mr. Sample. In connection therewith, Mr. Sample also provided Mr. Pertile with an irrevocable proxy to vote the subject shares. The proxy cannot be revoked otherwise by agreement of the parties for a period of five years. True and accurate copies of the Right of First Refusal to Purchase Common Stock, Stock Power, Stock Pledge and Proxy are included as exhibits 10.4, 10.5, 10.6 and 10.7 hereto.

In addition, also on January 15, 2016, in connection with the Company’s acquisition of certain assets pursuant to the Asset Purchase Agreement of even date, the Company issued the shareholders of the Marij Group of companies 2,474,850 shares of common stock. A true and accurate copy of the Asset Purchase Agreement is included as Exhibit 10.1 hereto.

Prior to the acquisition, there were 12,955,406 shares of the Company’s common stock issued and outstanding. Following the acquisition, there are 15,418,256 shares of the Company’s common stock issued and outstanding. Our largest shareholder is now Richard Pertile, who owns 1,014,000 shares of our common stock, and, by proxy given to him by Mr. Sample, is able to vote an additional 2,500,000 shares owned by Mr. Sample.

Except as specifically set forth above with regard to the proxy issued to Mr. Pertile under the terms of the Asset Purchase Agreement, Mr. Sample disclaims any beneficial ownership in securities held by others, disclaims beneficial ownership of any other person in his securities, and has no voting agreements.

Any such references to change of executive control are not meant to infer that there has been any cumulative owner shift of 50% or more in ownership of the shares of the Company, as there has been no such cumulative owner shift.

Directors and Executive Officers of the Company

Appointment of New Officers; Election of New Directors

The Company incorrectly reported in the Preliminary Information Statement on Form 14C dated January 20, 2016 that the shareholder consent action related to the election of directors.  Those actions were taken by unanimous written consent of the Board of Directors and not by shareholder vote.  The proposed election of directors by the shareholders of the Company has been incorporated into the Company’s Definitive Proxy Statement on Form DEF 14A filed on February 10, 2016 relating to the Company’s upcoming Annual Meeting of Shareholders to be held on April 22, 2016.  That document is available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and on the SEC website at:
https://www.sec.gov/Archives/edgar/data/1001463/000118518516003639/0001185185-16-003639-index.htm

On January 15, 2016 the Board of Directors of the Company entered into a unanimous written consent electing Richard Pertile, Neil B. Gholson and Gary Roberts, Jr. as new directors of the Company, with Mr. Pertile becoming the Company’s CEO, president, and Chairman of the Board. Prior directors V. Weldon Hewitt and Dan Rigdon resigned to provide an opportunity for new directors Roberts and Gholson to become members of the board.  Mr. Sample resigned as CEO, President and Chairman of the Board, remaining as a non-executive employee and director. Mr. Gibbs also remained as a director of the Company.  Following is a description of the new officers and directors of the Company.

Richard K. Pertile, age 53. Since 2013 Mr. Pertile has served as a President and Chief Executive Officer of Marij Agricultural, Inc. He founded JR Cannabis Industries, Canna-Tags, and Canna-Cures R&D in Clearwater Florida where he began building a medical cannabis consortium.  Born, raised and educated in the Chicago area, he successfully operated his own restaurants, hotel and nightclub. Relocating to Pinellas County, Florida in 1989, Mr. Pertile joined Cornerstone Marketing of America, a subsidiary of United Insurance Companies, quickly being promoted to Executive Vice-President with responsibility for building its nationwide outside sales team. By the end of 2003, Mr. Pertile achieved year-over-year compounded growth of 30%, generating more than $1 billion in sales through 8,000 independent contractors in 40 states. After retiring in 2004, he turned his attention to philanthropy work in helping build a workout facility with the Juvenile Protection Services Program of Florida. From 2006 to 2010, after re-entering the business sector, he became President and Chief Marketing Officer of Independent Producers of America, a small Texas corporation he lead to becoming a publicly traded company on the Nasdaq Exchange. Again turning his attention to philanthropies in 2010, he formed the Pertile Family Foundation and was appointed to the Board of Directors of the Tampa Chapter of the American Diabetes Association where he concentrated his fundraising activities. Mr. Pertile earned degrees in Business Management and Wastewater Engineering from the College of Lake County Illinois, and trained under such recognized business leaders as Zig Ziglar, Dr. David Cook, Dr. Rick Jernigan, Brian Flanagan, and Brian Tracy.

Neil B. Gholson, age 56. Mr. Gholson’s background is rooted deeply in the financial services and insurance industries since 1988, serving on the Board of Directors with 4 companies during the last ten years. Mr. Gholson has been the owner and principal of Long Term Care Financial Solutions, LLC since 2003, and co-owner and principal of Medicare Insurance Consultants, LLC since 2015. He graduated with a BA in History from Atlantic Christian College in 1981, and earned a Certificate in Financial Planning from Florida State University in 2006. Mr. Gholson resides in Tampa, Florida with wife Michele and 2 daughters, Zoe and Gia.

Gary J. Roberts Jr., age 49. As a young entrepreneur attending the University of Alabama, Mr. Roberts started and grew various service-oriented companies. Following college, Mr. Roberts played a key role in developing Transplatinum Plus, an electronic fuel card transfer company in Nashville, Tennessee that was eventually sold to Fleet One. For the next eight years Mr. Roberts served as Vice President and Chief Operating Officer of Perma Crete Resurfacing Products in Nashville, Tennessee from 1993 to 2001 where he expanded the operation nationally with an extensive dealership distribution system as well as running a national retail installation department. In 2001, Gary shifted gears and turned his focus to the Health Insurance industry. He was District Manager with Cornerstone America from 2000 to 2002 while building one of the top teams in the nation. Gary took over as Vice President of the Company’s Southeastern Territory in 2003, maintaining that position through the present. During this time, Mr. Roberts has continued to build it into one the nation’s largest insurance distribution groups, with his territory ranking in the top two USA every year as well as being ranked as the top territory in the USA one of those years.

BOARD OF DIRECTORS

Listed below are the five nominees for election as a director, two of whom currently serve on the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the four nominees named in the Proxy Statement. Each of the directors listed below has consented to serving as a nominee, being named in the Proxy Statement, and serving on the Board if elected. Each director elected at the Annual Meeting will serve a one-year term and shall hold office until his or her successor shall be elected and shall qualify.

The Board comprises a diverse group of leaders in their respective fields. Many directors have senior leadership experience at domestic companies or organizations. In these positions, they have gained significant and diverse management experience, including strategic and financial planning, risk management and leadership development. Many directors also have experience serving as executive officers, or on boards of directors and board committees, have an understanding of governance practices and trends, and bring unique perspectives to the Board.

Messrs Richard K. Pertile, Steven L. Sample, Danny R. Gibbs, Neil Gholson, and Gary J. Roberts, Jr. were nominated for election as Directors at the Annual Meeting. The nominees were nominated unanimously by the Board of Directors for a term of one (1) year until his or her successor shall be elected and shall qualify, subject to their replacement or resignation.  Below is a summary of the service of each to the Company’s Board of Directors.

Name	Position With the Company	Age as of the Annual Meeting	Director Since

Richard K. Pertile	Chairman of the Board, President, and Chief Executive Officer	54	2016

Steven L. Sample	Director	68	2006

Danny R. Gibbs (1)	Director	59	2013

Neil B. Gholson	Director	56	2016

Gary J. Roberts, Jr.	Director	49	2013

(1)  Mr. Gibbs originally served on the Company’s Board of Directors from October 1984 through September 2011 before being reappointed in 2013.

The Board and its Nominating Committee (the “Nominating Committee”) believe the skills, qualities, attributes and experience of the directors provide the Company with business acumen and a diverse range of perspectives to engage each other and management to address effectively the Company’s evolving needs and represent the best interests of the Company’s shareholders. The biographies below describe the skills, qualities, attributes and experience of the nominees that led the Board and the Nominating Committee to determine that it is appropriate to re-nominate these directors.

Richard K. Pertile, age 54, became a director of the Company in January 2016 when he was appointed as a Director, CEO and President of the Company and elected as Chairman of the Board of Directors. Since 2013 until January 15, 2016 Mr. Pertile served as President and Chief Executive Officer of Marij Agricultural, Inc.  He founded JR Cannabis Industries, Canna-Tags, and Canna-Cures R&D in Clearwater Florida where he began building a medical cannabis consortium.   Born, raised and educated in the Chicago area, he successfully operated his own restaurants, hotel and nightclub.  Relocating to Pinellas County, Florida in 1989, Mr. Pertile joined Cornerstone Marketing of America, a subsidiary of United Insurance Companies, quickly being promoted to Executive Vice-President with responsibility for building its nationwide outside sales team.  By the end of 2003, Mr. Pertile achieved year-over-year compounded growth of 30%, generating more than $1 billion in sales through 8,000 independent contractors in 40 states.  After retiring in 2004, he turned his attention to philanthropy work in helping build a workout facility with the Juvenile Protection Services Program of Florida.  From 2006 to 2010, after re-entering the business sector, he became President and Chief Marketing Officer of Independent Producers of America, a small Texas corporation he lead to becoming a publicly traded company on the Nasdaq Exchange.  Again turning his attention to philanthropies in 2010, he formed the Pertile Family Foundation and was appointed to the Board of Directors of the Tampa Chapter of the American Diabetes Association where he concentrated his fundraising activities. Mr. Pertile earned degrees in Business Management and Wastewater Engineering from the College of Lake County, Illinois, and trained under such recognized business leaders as Zig Ziglar, Dr. David Cook, Dr. Rick Jernigan, Brian Flanagan, and Brian Tracy.  Mr. Pertile resides in Florida with his wife of 27 years, Debbie.  They have two sons, ages 24 and 20, both residing in Florida.

Steven L. Sample, age 68, became a director and officer of the Company in August 2006 when he was appointed as a Director, Chief Executive Officer and President, and was subsequently elected Chairman of the Board. On January 15, 2016 Mr. Sample resigned his positions as CEO, President and Chairman in favor of Mr. Pertile.  From January 2004 through December 2005, he served as Executive Director of Sales for ADESA Corporation, the second-largest automobile auctions conglomerate in North America, at which time he left ADESA to draft the business plan for his Acacia Automotive concept.  From January 2002 through December 2003, he was the General Sales Manager of ADESA’s Ocala, Florida Auto Auction where he was credited for a loss-to-profit turnaround of approximately $1.75 million in the first ten months 2002 versus 2001, followed by continually growing profitability in ensuing years. From September 1990 through December 2001, he was employed by Mid-America Auto Auction, an Anglo-American Auto Auctions company (later being acquired by ADT and renamed ADT Automotive Auctions), which was again acquired by Manheim Auctions in 2000, with Mr. Sample serving as General Sales Manager and in other strategic capacities.  Prior to that time, Mr. Sample managed a number of automotive dealerships in various capacities representing the big three U.S. automakers and such notable imports as Lamborghini, Maserati, Volkswagen, AMG, and others. Most recently, Mr. Sample led the Company to its 2007 acquisition and subsequent sale of its auto auction assets in 2012, the 2013 acquisition and subsequent sale of its food ingredient manufacturing and transport subsidiary assets in 2015, and the 2016 acquisition of the MariJ Group of Companies. Mr. Sample continues to reside in Florida with his wife of 41 years, Gwendolyn, a certified public accountant.  They have two grown sons.

Danny R. Gibbs, age 59 was reappointed to the Board of Directors on September 1, 2013 after originally serving from October of 1984 through September 29, 2011.  Mr. Gibbs was a founder and the President of Gibbs Construction, Inc. (later becoming Acacia Automotive, Inc. and ultimately Acacia Diversified Holdings, Inc.) and a charter member of the Company's Board of Directors beginning with its formation in October of 1984 until April of 2000, and in February of 2007 Mr. Gibbs agreed to serve on Acacia's new board, where he served until September 29, 2011. The Company was most pleased to welcome Mr. Gibbs’ return to its Board of Directors as he brings decades of experience in the public domain.  From 2000 through 2003, Mr. Gibbs served as Senior Project Manager for TOC Companies in the Dallas, Texas area. From the beginning of 2004 through the present, he has served in a similar capacity with Dimensional Construction, Inc. Both companies were located in Garland, Texas where Mr. Gibbs resides with his family.

Neil B. Gholson, age 56.  Mr. Gholson’s background is rooted deeply in the financial services and insurance industries since 1988, serving on the Board of Directors with 4 companies during the last ten years.  Mr. Gholson has been the owner and principal of Long Term Care Financial Solutions, LLC since 2003, and co-owner and principal of Medicare Insurance Consultants, LLC since 2015. He graduated with a BA in History from Atlantic Christian College in 1981, and earned a Certificate in Financial Planning from Florida State University in 2006.  Mr. Gholson resides in Tampa, Florida with wife Michele and 2 daughters.

 Gary J. Roberts Jr., age 49.  As a young entrepreneur attending the University of Alabama, Mr. Roberts started and grew various service-oriented companies. Following college, Mr. Roberts played a key role in developing Transplatinum Plus, an electronic fuel card transfer company in Nashville, Tennessee that was eventually sold to Fleet One. For the next eight years Mr. Roberts served as Vice President and Chief Operating Officer of Perma Crete Resurfacing Products in Nashville, Tennessee from 1993 to 2001 where he expanded the operation nationally with an extensive dealership distribution system as well as running a national retail installation department. In 2001, Gary shifted gears and turned his focus to the Health Insurance industry.  He was District Manager with Cornerstone America from 2000 to 2002 while building one of the top teams in the nation. Gary assumed the position of Vice President of the Company’s Southeastern Territory in 2003, maintaining that position through the present. During this time, Mr. Roberts has continued to build it into one the nation’s largest insurance distribution groups, with his territory ranking in the top two USA every year as well as being ranked as the top territory in the USA one of those years.

CORPORATE GOVERNANCE

Committees of the Board of Directors

The Board has a standing Audit Committee, Compensation Committee, and Nominating Committee. The Board has determined that the Chairs and all non-employee committee members are independent under applicable NASDAQ, NYSE, and SEC rules for committee memberships. The members of the committees are shown in the table below.  The Company’s CEO, Mr. Pertile, and Mr. Sample, as an employee of the Company, are considered to be “not independent”.

The table below reflects each of the directors and the committee(s) on which they serve.  A committee member who is also the chair of that committee is designated as “Chair” rather than as “Member”.

Director Name	Audit Committee	Compensation Committee	Nominating Committee	Primary Committee
Richard K. Pertile	—	—	Member	Member
Steven L. Sample	—	Chair	—	—
Danny R. Gibbs	Chair	—	Member	Member
Neil B. Gholson	Member	Member	Chair	—
Gary J. Roberts, Jr.	Member	Member	—	Chair

Audit Committee

The Audit Committee has not yet adopted a written charter. However, the Audit Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board (“PCAOB”); (iii) received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented; (iv) discussed with the independent accountant the independent accountant’s independence; and (v) recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10–K.

The Company believes the Audit Committee should be responsible primarily for assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information provided to shareholders and others, appointing the independent registered public accounting firm, reviewing the services performed by the Company’s independent registered public accounting firm, evaluating the Company’s accounting policies and the system of internal controls established by management and the Board, and reviewing significant financial transactions, and will review those functions following the Annual Meeting. The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements.

 Primary Committee

Following the passing of Dr. Sadler, a director sitting on the board’s Primary Committee for administration of its 2012 Stock Incentive Plan, the Company considered his loss to have rendered that committee incomplete and ineffective, and as such it did not consider as having a sitting Primary Committee until the same meeting of the Board of Directors on June 9, 2015. Additionally, in 2014 there was no business for the Primary Committee to review. As such, the Primary Committee did not meet in 2014. Therefore, shareholders were also made to rely on the entire Board of Directors to perform those functions during that period.

The Corporation’s Board of Directors determined that it is in the best interests of the Corporation to discontinue its Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan in its entirety, continuing to honor any shares, options, or warrants heretofore issued under the Plan.  The Corporation’s Primary Committee continues to have full authority to issue shares, options, and warrants as it deems necessary without the Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan, and unanimously approved those actions in a meeting of the Board of Directors on June 9, 2015.  Those actions were ratified in a Special Meeting of Shareholders of the Corporation by the written consent of more than 50% of the shareholders on June 29, 2015.

Compensation Committee

The Compensation Committee is responsible primarily for reviewing the compensation arrangements for the Company’s executive officers, including the CEO, and reviewing the Board’s compensation. It is authorized by the Board of Directors to approve compensation arrangements and employment agreements.  The only employment agreement currently in place is that of Steven L. Sample, the Company’s previous CEO who now serves as an employee and a director.  As part of the terms and conditions of the acquisition by the Company of the MariJ Group of Companies on January 15, 2016, Mr. Sample agreed to modifications of his employment agreement that had been ratified by the shareholders of the Company in 2012 and again in 2015, including a reduction in his annual salary, elimination of the annual bonus, elimination of certain benefits, and other changes. The current modified employment agreement expires on December 31, 2019.

Nominating Committee

The Nominating Committee assists the Board in identifying qualified individuals to become directors and can make recommendations to the Board concerning the size, structure and composition of the Board and its committees. In evaluating potential nominees to the Board, the Nominating Committee considers, among other things, independence, character, ability to exercise sound judgment, demonstrated leadership skills, and experience in the context of the needs of the Board. The Nominating Committee can consider candidates proposed by shareholders and would evaluate them using the same criteria as for other candidates. As a result of changes to the composition of the Board of Directors on January 15, 2016 concomitant with the Asset Purchase Agreement of that same date, the full board by unanimous written consent nominated each of the nominees named in the Proxy Statement for election to the Board of Directors.

During 2015, each member of the Board attended or participated in 100% of the aggregate of (i) the total number of meetings of the Board (held during the period for which such person has been a director) and (ii) the total number of meetings held by each committee of the Board on which such person served (during the periods that such person served), whether telephonically or in person, and whether in meetings or by unanimous written consent in lieu of meetings.

There are no family relationships among the Company’s executive officers and directors.

Board Oversight of Risk Management

The Company believes that evaluating how the executive team manages the various risks confronting the Company is one of its most important areas of oversight. As such, the Company anticipates its Board of Directors will assume this critical responsibility by designating one of its committees with primary responsibility for overseeing enterprise risk management at the upcoming Annual Meeting of Shareholders. In fulfilling its oversight responsibilities with regard to risks inherent in the Company’s business, including the identification, assessment, management, and monitoring of those risks, and risk management decisions, practices and activities of the Company, that Committee may then appoint and/or be assisted by a Risk Oversight Committee consisting of key members of management, currently being the Company’s Chief Executive Officer who also acts as the Company’s Principal Financial Officer.

 In accordance with this responsibility, the Company will propose that the assigned committee monitor the Company’s major financial, operational, privacy, security, business continuity, legal and regulatory, and reputational exposures, and review the steps management has taken to monitor and control these exposures. With respect to privacy and data security, that committee’s oversight may include, among other things: (i) review of reports from a Chief Compliance Officer that may be appointed and/or other members of the proposed Risk Oversight Committee; and (ii) review of management’s report on the results of the Company’s annual privacy assessment. The Company will propose that the assigned committee discusses these topics with the full Board at appropriate meetings.

In establishing and reviewing the Company’s executive compensation program, the Compensation Committee will consider whether the program encourages unnecessary or excessive risk-taking. Executives’ base salaries are fixed in amount and thus do not encourage risk-taking. Cash bonuses are currently capped, and if incentive bonuses are implemented, they will be tied to individual and/or overall corporate performance. The Compensation Committee believes that such awards would not encourage unnecessary or excessive risk-taking.

Attendance of Directors at Meetings in Fiscal 2014 and 2015 and at the 2016 Annual Meeting of Shareholders

In 2014 the Company held three meetings of the Board of Directors in the form of unanimous written consents in lieu of meetings. In 2015 the Company held one meeting of the Board of Directors in the form of unanimous written consents in lieu of meetings and held two telephonic meetings on June 9th and December 8th. Texas law allows that the execution of such written consents and any resolutions adopted thereby shall then be consented to, approved of and adopted to the same extent and to have the same force and effect as if adopted at a meeting of the Board of Directors duly called and held for the purpose of acting upon proposals to adopt such resolutions. At each of those meetings, all members of the Board of Directors attended. As such, the Company considers the attendance of its directors at meetings to be 100%.

The Company expects and anticipates all of its directors will attend its 2016 Annual Meeting of Shareholders.

Communications with the Board

Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company’s Secretary at 13575 58th Street North - #138, Clearwater, FL 33760, with a request to forward the communication to the intended recipient or recipients. In general, any shareholder communication delivered to the Company for forwarding to the Board or specified Board member or members will be forwarded in accordance with the shareholder’s instructions. However, the Company reserves the right not to forward to Board members any abusive, threatening or otherwise inappropriate materials.

EXECUTIVE OFFICERS OF THE COMPANY

The only current executive officer of Acacia is as follows:

Name	Age	Position
Richard K. Pertile	54	President and Chief Executive Officer

Richard K. Pertile.  See Mr. Pertile’s biographical information included under the section of this Information Statement entitled “Directors” beginning on page 10.

The officer named in the Executive Officer table above has served as an executive officer since January 15, 2016.

The executive officers of Acacia who served in 2015 and prior to the Asset Purchase Agreement of January 15, 2016 were as follows:

Name	Age	Position
Steven L. Sample	68	President and Chief Executive Officer
Patricia Ann Arnold	59	Secretary

Steven L. Sample.  See Mr. Sample’s biographical information included under the section of this Information Statement entitled “Directors” beginning on page 10.

Patricia Ann Arnold.  Ms. Arnold was named Secretary of the Company on February 1, 2007.  In 2013, Ms. Arnold joined Hospital Corporation of America (HCA) as a contractor in the Quality Standards section of the Clinical Services Group (CSG), and accepted the position of Executive Assistant to the Chief Health Information Officer in December of that year. From January of 2008 through January of 2013, Ms. Arnold served as Executive Assistant to the Managing Director, Executive Vice President of Operations and Executive Vice President of Development of Lend Lease (US) Public Partnerships LLC (f/k/a Actus Lend Lease). From 2002 through 2007, Ms. Arnold served as a Labor & Employment Paralegal with the law firm of Baker, Donelson, Bearman, Caldwell & Berkowitz; Litigation Paralegal with Stewart Estes and Donell from 1998 to 2002; and, Litigation Paralegal with Manier, Herod, Hollobaugh & Smith, in Nashville, Tennessee. Prior to the Nashville employment, Ms. Arnold was employed in similar positions with law firms in Louisville, Kentucky, since 1984.

All of the officers named in the Executive Officer table above served as executive officers during 2015 and 2014.

All executive officers of Acacia are chosen by the Board of Directors and serve at its discretion.

DIRECTORS COMPENSATION

The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors for the year ended December 31, 2015 and 2014 as of the date of this Information Statement:

2015 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Steven L. Sample	-	-	-
V. Weldon Hewitt	10,000	-	10,000
Danny R. Gibbs	10,000	-	10,000
Dan L. Rigdon	10,000	-	10,000

2014 Director Compensation Table

Name	Fees Earned or Paid in Cash	Option Awards	Total
Steven L. Sample	$-	$-	$-
V. Weldon Hewitt	-	-	-
Danny R. Gibbs	-	-	-
Dan L. Rigdon	$-	$-	$-

The Company’s directors who are not full time employees received $10,000 as cash compensation in June of 2015 for service in 2015 on the Company’s Board of Directors or any committee or subcommittee thereof. The compensation was arbitrarily determined and agreed upon by the Directors in lieu of equity compensation as Common stock purchase options.

Directors who are also full time employees do not receive any additional compensation for their service as directors.

 Compensation Committee Interlocks and Insider Participation

Mr. Hewitt, Mr. Rigdon, and Mr. Gibbs were the members of the Compensation Committee during 2014 and 2015. Mr. Hewitt and Mr. Rigdon resigned from the Board of Directors, and hence the Compensation Committee, on January 15, 2016 in favor of the new members associated with the companies we acquired on that date. Mr. Sample and Mr. Roberts became the members of the Compensation Committee at January 15, 2016, with Mr. Sample being appointed the Chairman thereof.  None of the members of the Compensation Committee is an executive officer of the Company, nor do they have any relationships requiring disclosure by the Company under Item 404 of Regulation S-K. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, an executive officer of which served as a director of the Company or member of the Compensation Committee during 2015 or 2014.  Mr. Gibbs served as an executive officer of the Company from 1984 through 2000 when it operated as Gibbs Construction, Inc.  The Company does not believe that past service with the Company serves as a bar to his current independence with the Board of Directors.

EXECUTIVE COMPENSATION

Performance Highlights

On June 29, 2015 the Company sold the assets and related businesses of its only two revenue-producing subsidiaries, Citrus Extracts, Inc. and Acacia Transport Services, Inc., both located in Fort Pierce, Florida.  Those events were reported in their entirety by the Company on its Current Report on Form 8-K on July 16, 2015 which described those events in detail.  That document is also available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and on the SEC website at: https://www.sec.gov/Archives/edgar/data/1001463/000155723415000204/0001557234-15-000204-index.htm

As a result, and accounting for those as discontinued operations, the Company generated a net profit of about $528,000 for the year ended December 31, 2015 compared to a loss of about $152,000 for the same period in 2014.  The Company enjoyed a positive cash flow of about $171,000 in fiscal 2015 compared to about $9,000 in 2014.

In December of 2015 the Company entered into a Letter of Intent to acquire the assets and related businesses of the MariJ Group of companies in the Clearwater, Florida area consisting of MariJ Agricultural, Inc., Canna-Cures research & Development Center, LLC, JR Cannabis Industries, LLC, and TropiFlora, LLC.  The closing of that acquisition was effected on January 15, 2016. Those events were reported in their entirety in the Company’s Current Report on Form 8-K filed on January 19, 2016, which described those events in detail. That document is also available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and on the SEC website at:
https://www.sec.gov/Archives/edgar/data/1001463/000155723416000395/0001557234-16-000395-index.htm

Executive Compensation Summary

The Company’s goal for its executive compensation program is to attract, motivate, and retain a talented, entrepreneurial, and creative team of executives who will provide leadership for the Company’s success in dynamic and competitive markets. The Company seeks to accomplish this goal in a way that rewards performance and is aligned with its shareholders’ long-term interests.  The Company believes the compensation program for the named executive officers has been instrumental in helping the Company continue forward as a going and functioning concern.

The Company’s named executive officers for 2016 are:

Richard K. Pertile	Chief Executive Officer

The Company’s named executive officers for 2015 were:

Steven L. Sample	Chief Executive Officer

Patricia Ann Arnold	Secretary

In 2015 and 2014, the Compensation Committee did not conduct a comprehensive review of the Company’s executive compensation program, since its only compensated executive officer was its CEO, who was under an Employment Agreement approved in 2012 by the Company’s Board of Directors and its shareholders. In June of 2015 the Compensation Committee determined to extend the term of the CEO’s Employment Agreement by two years with all other conditions unchanged, now set to expire on December 31, 2019.  Following those actions by the Compensation Committee, the CEO’s compensation was also approved by the shareholders of the Company on June 29, 2015.

Concomitant with the acquisition of the MariJ Group of Companies on January 15, 2016, and in accordance with the terms of the Asset Purchase Agreement of even date therewith, Mr. Sample resigned as Chief Executive Officer, President and Chairman of the Board of the Company in favor of Richard K. Pertile.  At the same time, Mr. Sample agreed to a modification of his employment agreement, including a reduction in his annual salary and elimination of his annual bonus thereby resulting in an overall reduction in his salary and bonus of 39% to 54% over the remaining term of the agreement.  In addition to the reductions in his salary and bonus compensations, most of his benefits and perquisites were also eliminated.  Mr. Sample’s new Modified Employment Agreement covers his activities as an employee of the Company and was reported in its entirety in the Company’s Current Report on Form 8-K filed on July 16, 2015, which described those events in detail and includes a copy of the agreement. That document is also available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and on the SEC website at:  https://www.sec.gov/Archives/edgar/data/1001463/000155723415000204/0001557234-15-000204-index.htm

Mr. Sample continues to serve as a director, but not as an officer of the Company.

The Company’s new and only Executive Officer since January 15, 2016, Richard K. Pertile, does not yet have a written employment agreement with the company.  His compensation program was continued from his term with the acquired entities, but has not yet been reviewed by the Compensation Committee or the Board of Directors. Mr. Pertile currently receives an annual salary of $120,000 and has not yet been placed on a bonus program. He currently is reimbursed for traditional business expenses such as business airfare, transfers, meals, entertainment, parking and similar, but does not yet receive benefits in the form of a company vehicle, life or disability insurance, or other perquisites as commonly provided to the Chief Executive Officer of a public entity.  The Company anticipates awarding Mr. Pertile with a more comprehensive and appropriate compensation package containing additional benefits or perquisites following a comprehensive review, but there is not currently any timetable for that review by the Compensation Committee.

Mr. Pertile was directly instrumental in creation and development of the MariJ and Canna-Cures brands and operations, the preparation for and generation of certain revenues since 2015, and for numerous innovations in the business, including but not limited to the proprietary cannabis oil extraction methods resulting in an extremely high CBD content oil with little or no THC content.  He was the key person instrumental in the engineering, design, and construction of the operational mobile oil extraction unit and the engineering and design of the mobile laboratory and testing unit for the Company, and has provided substantial funding assistance to maintaining liquidity of the acquired entities prior to closing. Mr. Pertile has worked tirelessly to create visions for the Company’s new subsidiaries and to help make those visions become realities.

Discretion and Judgment of the Compensation Committee

The Compensation Committee determines all compensation for the named executive officers. While Mr. Sample is the Company’s only current employee under an employment agreement, the Compensation Committee may in the future elect to award an employment agreement to its new executive officer(s) and others, following which it will conduct evaluations to determine if compensations are appropriate based in part on the considerations described below.

The Role of Peer Companies and Benchmarking.  Insofar as the Company is considered small, has had limited operations during the years 2007 through 2015, and only recently engaged in new operations in a diverse industry and cannot yet reasonably compare itself to publicly traded peer companies for compensation purposes, the Compensation Committee does not believe it is reasonable to rely upon peer company comparisons for benchmarking its compensation decisions.  As such, it relies upon other factors in its decisions regarding executive compensation.

General Compensation Philosophy and Objectives.  The role of the Compensation Committee of the Company’s Board of Directors is to determine the salaries and other compensation of the executive officers (including its prior determinations for the named executive officers listed in the 2015 and 2014 Executive Compensation table included in this Information Statement).

In past years, the Company’s compensation philosophy related in particular to one executive officer, its CEO. That philosophy was to relate compensation to corporate performance and efforts to increase stockholder value, while providing a total compensation opportunity that was competitive and enabled the Company to attract, motivate, reward and retain key executives and employees.  Accordingly, our previous Chief Executive Officer’s compensation package in 2015 and 2014 as included in his previous Employment Agreement was comprised of the following elements:

•	base annual salary that is designed primarily to reflect individual responsibilities and be competitive with base annual salary levels at which the Company competes for executive personnel; and,

•	annual bonus awards at a guaranteed minimum level but further tied to the achievement of performance goals, financial or otherwise.

•	Benefits and perquisites incidental to salary and bonus compensations

Additionally, the Company’s prior Chief Executive Officer was entitled to severance payments in the event of termination of employment and other benefits and perquisites.

Compensation decisions are designed to promote the Company’s business objectives and strategy and enable the Company to attract, retain and motivate qualified executive officers who are able to contribute to the Company’s long-term success. Among the factors considered by the Company in determining executive officer compensation are the ability to recruit individuals with the necessary talents and the need to retain and motivate the Company’s employees. The Company considers the competitive market for executives in setting each element of compensation indicated above. However, the Company does not attempt to set each compensation element within a particular range related to levels provided by comparable companies. Rather, the Company uses market comparisons as one factor in making compensation decisions. The Company also considers other factors in making individual executive compensation decisions, including individual contribution and performance, management skills, internal pay equity, the undertaking of new roles and responsibilities, importance of the executive’s role and responsibilities to the Company’s future success and the executive’s experience, including prior work experience, length of service to the Company, leadership and growth potential.  The Company also takes into consideration such things as the Chief Executive Officer’s role in: seeking and completing new revenue contracts and agreements; beneficial agreements that allow the Company to become more competitive with its peers; beneficial acquisitions; negotiating and finalizing the acquisition or sales of assets; arranging for or directly providing liquidity to the Company through personal capital infusions, personal financial guarantees, deferral of earned compensations, and other pertinent actions.

Under the Company’s executive compensation structure, the mix of base annual salary, annual bonus awards and perquisites is considered necessary to assure the continued participation of dedicated, skilled, and knowledgeable management in key positions.  In allocating compensation among these elements, the Company believes that the compensation of members of senior management who have the greatest ability to influence the Company’s performance should have the potential to keep and retain them in their position(s). The mix of compensation determined by the Company between base annual salary compensation, incentive compensation, and perquisites is determined separately and may contain arbitrary assumptions the Board of Directors finds beneficial or acceptable to its mission.

For 2015 and 2014 the Company determined the compensation of the Company’s named executive officers, as identified below in the “Summary Compensation Table”, to be in accordance with the parameters set forth in the compensation description above. These decisions were made in the context of an improving economy in general and the specific success of the Company’s CEO in: negotiating a beneficial acquisition of its initial Augusta Auto Auction subsidiary, bringing it to profitability, and then arranging for a beneficial cash sale of those assets in 2012; negotiating a beneficial acquisition of its Citrus Extracts, Inc. and Acacia Transport Services, Inc. subsidiaries to joint profitability and then arranging for a beneficial cash sale of certain assets and the related businesses of those subsidiaries; and for negotiating the acquisition of the assets of the MariJ Group of Companies.  Under Mr. Sample’s guidance, the Company generated a consolidated net income of about $528,000 for the twelve months ended December 31, 2015 following the combined operating profitability at its CEI and ATS subsidiaries during Q1 and Q2 of 2015, coupled with the profits related to discontinued operations from the sale of assets of those subsidiaries on June 29, 2015.

The Company fully intends to develop reasonable compensation programs for is new executive officers commensurate with those of its past officers based on performance and goals.

The Role of Salary, Bonuses, Equity Compensation, Perquisites, and Benefits in the Compensation of the Company’s Past Executive Officers and How Those Roles are Anticipated to Work for New Executive Officers

Base Annual Salary.  The objective of base salary is to secure and retain the services of the Company’s executive officers and reflect job responsibilities, individual performance, market competitiveness, the value of such services to the Company’s business and the size of the Company’s business. Salaries for executive officers are determined on an individual basis by evaluating each executive’s scope of responsibility, performance, prior experience and salary history, as well as other information. The Compensation Committee also considers the recommendations of the Chief Executive Officer. The Chief Executive Officer is not present during any voting or deliberations by the Compensation Committee with respect to his own compensation.

Annual Non-Equity Bonus Compensation.  The Company’s compensation structure provides for the opportunity for its executive officers to be awarded annual bonus incentive compensation pursuant to the Employment Agreement of the officer(s).  Annual Incentive Bonus awards are ultimately made at the sole discretion of the Compensation Committee.  The objective of the annual incentive compensation awards under these plans is to enhance retention and motivate executives to achieve specific goals that may be established by the Compensation Committee.  As a result of the new CEO not yet having been evaluated by the Company’s Compensation Committee and not yet being under an employment agreement, the Compensation Committee has not yet set performance goals relating to bonus opportunities. At such time as the committee does determine to establish these goals, they may consist of any or all of the following: (i) Company-wide performance goals; (ii) specific individual goals that are intended to advance the Company’s business and create long-term stockholder value and (iii) overall individual performance.  The Compensation Committee may from time to time also consider various other discretionary, retention, or incentive compensation alternatives for the Company’s executive officers.

Executive Perquisites and Benefits.  Except as discussed below, full-time executive officers are typically eligible to participate in employee benefit plans that are generally available to all full-time employees of the Parent Company on the same terms.

The Company’s CEO in 2015 and 2014 was the only full-time executive officer employed by the Parent Corporation since the latter part of 2010.  Being the only employee in the covered class, he had been awarded with benefits and perquisites pursuant to his Employment Agreement and the approval of the Board of Directors effective as of January 1, 2011 and continuing through January 15, 2016, at which time he resigned as an executive officer of the Company and his employment agreement was modified accordingly as set forth hereinabove

Under the terms of his prior Employment Agreement with the Company, Mr. Sample received or was eligible to receive certain perquisites and benefits in which he was to be entitled to all ordinary and customary perquisites afforded generally to executive employees of a small public Company, as well as certain other benefits set forth in the agreement, including: medical and other benefits, insurance, business expenses, relocation expenses, memberships, legal reimbursements, certain travel benefits, and paid vacations. The Company also provided to Mr. Sample automobiles, or allowances in lieu thereof, and reimbursement of expenses related thereto in 2015 and 2014, the value of which was considered to be less than $10,000 per year.

The terms of Mr. Sample’s prior Employment Agreement also called for him to be recommended for continuous service on the Board by the Board and/or the Board’s Corporate Governance and Nominations Committee and shall be placed on the ballot and recommended for nomination to re-election by the Company’s stockholders consistent with and subject to the Company’s certificate of incorporation. Those provisions carried forward in his Modified Employment Agreement of January 15, 2016.

The following table sets forth certain information concerning the salary and bonus compensation earned and accrued during the years ended December 31, 2015 and 2014 by the Company's prior Chief Executive Officer, for whom disclosure is required as of prior to January 15, 2016:

SUMMARY COMPENSATION TABLE

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Total
Steven Sample, CEO (1)	2015	$225,000	$283,615	$508,615
Steven Sample, CEO (1)	2014	$185,000	66,100	$251,100

(1)  Mr. Sample became CEO of the Company in 2006 and has continued to serve in that capacity without interruption. The Company provided automobiles, or allowances in lieu thereof, to Mr. Sample in 2015 and 2014, the value of which was less than $10,000 per year.

To again assist with the Company’s liquidity, Mr. Sample agreed to defer all or most of his salary and employment bonus compensation in 2014 and 2015 through June 29th pending an outcome that would provide sufficient capital to the Company such that it could settle past due compensation obligations. At December 31, 2014, the Company owed Mr. Sample compensation of $411,416 accrued since 2012, including $25,000 from 2012, $135,316 from 2013, and $251,100 from 2014 which remained unpaid at December 31, 2014. Mr. Sample’s salary and bonus compensations for 2015 also remained unpaid until the Company sold the assets of its operating subsidiaries on June 29, 2015 after which it paid in full all its deferred compensation obligations from 2015 through the end of June, 2015.  Included in the $283,615 bonus is $204,865 which is reported as an expense related to the sale of the subsidiaries. The Company has not paid any compensation to Mr. Sample in the form of common or preferred stock, and there is currently no plan to do so.
Following the Company’s acquisition of the MariJ Group of companies on January 15, 2016, Mr. Sample was no longer an executive officer or chairman of the board of the Company, relegating himself to serving as a non-executive employee and director.  Accordingly, his employment agreement was modified, calling for a reduction in his salary, elimination of his annual bonuses and the majority of the benefits or perquisites as provided to him under the terms of the previous agreements.

The Company has not entered into an employment agreement with its new CEO and President, Mr. Pertile, but may do so in the near future.  The proposed terms and conditions of any such agreement have not been determined, but are anticipated to be based in part on the prior agreements of executives in the same or similar posture and with similar tenure. There is currently no timetable for that process.

The following table sets forth certain information concerning the salary and bonus compensation anticipated to earned during the year ended December 31, 2016 by the Company's current Chief Executive Officer, for whom disclosure is required, as of January 15, 2016:

SUMMARY COMPENSATION TABLE 2016

		Annual Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus	Total
Richard K. Pertile, CEO (1)	2016	$120,000	$	$120,000

(1) The Company’s new CEO and Chairman, its only current executive officer as of March 15, 2016, is not yet under an employment agreement, under no established bonus program, and his compensation program has not yet been reviewed by the Company’s Compensation Committee or Board of Directors.  As such, the above table represents his current compensation program without regard to any possible changes as may be effected in the future.

EQUITY COMPENSATION PLANS

Common stock purchase options typically had been granted to Directors in lieu of cash compensations, and have been granted to employees, and certain officers. In addition, the Company sometimes awards common stock purchase options or restricted shares of its Common stock for services.  However, no equity compensation awards have been issued since 2010 and none are currently authorized.

The Primary Committee of the Board of Directors oversees the issuance of options and stock awards.  This was originally performed under the Acacia Automotive, Inc. 2007 Stock Incentive Plan, and subsequently under the newer Acacia Diversified Holdings, Inc. 2012 Stock Incentive Plan.  However, the 2012 Stock Incentive Plan was discontinued following the recommendation of the Company’s Board of Directors and the ratification and approval thereof by the Company’s shareholders at the Special Meeting thereof held on June 29, 2015.  The Company, its auditors, and its legal counsel had determined that the Company could effect the issuances of Common stock purchase options, Common stock purchase warrants, and Shares of its capital stock without the need for a stock incentive plan.  The Company’s previous CEO was, by his own choice and in consideration of the substantial holdings of his Common stock of the Company, excluded from equity compensation programs since he joined the Company on January 1, 2006.  The Company may elect to include its new Executive Officer(s) in an equity compensation program, but has no immediate plans to do so and likely will not take any actions on this plan throughout the remainder of 2016.

The Company does not currently have a prescribed equity compensation plan in place for its employees or directors.

Option Tables

The following table sets forth certain information concerning grants of options to purchase shares of common stock of the Company made during the last completed fiscal year to the executive officers named in the Summary Compensation Table.

EXECUTIVE STOCK OPTION GRANTS
(YEAR ENDED DECEMBER 31, 2015)

Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options Unexercisable	Weighted Average Per Share Exercise Price	Expiration Dates
None	None	None	None

No new options were issued in 2015 or 2014.

The following table sets forth certain information concerning grants of options to purchase shares of common stock of the Company made prior to the last completed fiscal year to the executive officers named in the Summary Compensation Table.

EXECUTIVE STOCK OPTION GRANTS
(YEARS ENDED DECEMBER 31, 2014 AND EARLIER)

	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options Unexercisable	Weighted Average Per Share Exercise Price	Expiration Dates
Steven L. Sample (1)	-	-	-	-

Patricia Arnold (2)	10,000	-	0.01	2/1/2017

(1)  Mr. Sample does not now hold, nor has he ever held, any common stock purchase options. However, he holds 950,000 common stock purchase warrants that were issued to him in 2010 for conversion of the original preferred stock that was issued to him in 2007, which warrants were considered to have expired in 2010, but a like amount issued in that same year, and not issued as compensation. Those warrants have a weighted average exercise price of $3.00 per share and are set to begin expiring December 30, 2016.

(2) These options remain outstanding as of the date of the 2016 Annual Meeting.

No new options have been issued by the Company since 2010.

Employment Agreements

The Company currently has one employment agreement with one non-executive employee and director, Steven L. Sample (the “Executive”).  In January 2011, the Compensation Committee, in seeking to protect the Company’s interests by retaining his future services, awarded Mr. Sample as its then-CEO with an employment agreement.  That change was intended to recognize the responsibilities assigned to him, the special efforts he made to assist the Company, and to incentivize him to continue leading the Company into the future. In June of 2015 his agreement was extended until December 31, 2019.  On January 15, 2016 his employment agreement was modified to include the following general terms and conditions.

Salary and Bonus

Under the terms of the Modified Employment Agreement, the current agreement under which Mr. Sample serves, he is entitled to an annual salary of $195,000.  His Employment Agreement provides for specified payments and continuation of benefits to his heirs or his estate in the event of his death or disability, and upon a termination of the his employment with the Company by the Company without cause or by the Executive for good reason, including any such termination in connection with a change in control of the Company.  Mr. Sample waived the Change of Control provision as it related to the acquisition activities of the date of the new agreement.

Mr. Sample is also to receive, beginning January 1, 2017 an “Operating Stipend For Business Operating Expenses” in the amount of $49,500 per year to cover the routine minor business costs and expenses of operating his office in the Ocala, Florida area.  As a part of the revised agreement, he no longer receives certain expenses relating to providing him with company vehicles and the costs to operate them.

Mr. Sample has not been granted any equity compensation except that on January 1, 2011, in accordance with the terms of his Employment Agreement, he was to be granted 200,000 Common stock purchase options 39 months after the effective date of the agreement.  However, Mr. Sample declined the issuance thereof.  As such, he has never been awarded equity compensation.

Potential Payments Upon Termination or Change in Control

As described under “Executive Compensation”, “Cause” and “Good Reason” are defined in Mr. Sample’s Employment Agreement. “Cause” generally means an act of fraud or material dishonesty; gross misconduct; failure to follow the lawful direction of the CEO or Board; failure to perform material duties for the Company; or material breach of a Company policy. “Good Reason” generally means a material change in duties or responsibilities; a change in the reporting structure such that Mr. Sample is placed in a different position with the Company; a material change in primary work location; or a breach by the Company of any of its material commitments in connection with Mr. Sample’s employment.

Aside from the arrangements with Mr. Sample, which were offered to encourage him to stay with the Company on a long-term basis, the Company does not maintain any similar plans or arrangements with others that provide for cash severance or other cash payments in connection with a termination of the of employment with the Company or a change in control of the Company.

Risk Considerations. The Compensation Committee considers, in establishing and reviewing executive compensation, whether the program encourages unnecessary or excessive risk taking and has concluded that it does not.

Mr. Sample’s current Modified Employment Agreement is also referred to elsewhere in this Information Statement as the “Employment Agreement”.

The Company will consider engaging its new Chief Executive Officer under an employment agreement with terms generally similar to his predecessor by the third quarter of 2016 or sometime thereafter, but currently has no plans for doing so.

Consideration of Say-on-Pay Vote Results. Publicly traded companies subject to the federal proxy rules are required to provide shareholders with an advisory vote on executive compensation. In particular, these say-on-pay votes are required at least once every three years beginning with the first annual shareholders' meeting taking place on or after implementation of the rule, January 21, 2011. Prior to submission of the Say-on-Pay proposal at this meeting, the Employment Agreement of Mr. Sample, its only employee falling under the purview of executive compensation disclosures prior to January 15, 2016, was approved by the Company’s Board of Directors and its shareholders in July of 2012.  In June of 2015 the Company’s Compensation Committee and its Board of Directors extended the CEO’s Employment Agreement by an additional two years, with all other terms and conditions unchanged, and again received the approval of the shareholders. Mr. Sample’s current Employment Agreement was approved by the Board of Directors of the Company and its shareholders in January of 2016.  As such, the Company believes it has been compliant in its obligations by its voluntary and preemptive actions with regard to executive compensation.  Beginning with the Annual Meeting of Shareholders on April 22, 2016 the Company will provide its shareholders with the opportunity to cast an advisory vote on executive compensation. The Compensation Committee will consider the results of the Company’s Say-on-Pay votes at this Annual Meeting when making future compensation decisions for its executive officers. As a result of the Company’s small size and limited operations, it has elected to provide the Say-on-Pay vote opportunity to its shareholders triennially rather than annually, with the next scheduled inclusion to be at the Annual Meeting of Shareholders in 2019.

Management’s Discussion and Analysis of Financial Condition and Results of Operations of Acquiree

Acquisition of the MariJ Group of Companies on January 15, 2016

On January 15, 2016 the Company acquired the assets and business of the MariJ Group of companies, consisting of: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ Ag”); (ii) Canna-Cures Research & Development Center, LLC, a Florida limited liability company (“Canna-Cures LLC”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR”) (individually, collectively and jointly the “MariJ Group”) with an effective date of January 4, 2016 (collectively, the “Assets”).The majority of those assets and business were placed into the Company’s new subsidiary named MariJ Pharmaceuticals, Inc. (“MariJ Pharma”), with the remainder being placed into the new Canna-Cures Research & Development Center, Inc. (“Canna-Cures, Inc.”) subsidiary of the Company.

MariJ’s impetus will be in the extraction and processing of very high quality, high-CBD/low-THC content medicinal grade cannabis oils from the cannabis plants.  MariJ specializes in organic strains of the plant, setting itself apart from the general producers of non-organic products.  In addition, MariJ has the technical expertise and capability to process and formulate the oils and to employ them in its compounding operations.  MariJ will seek to become engaged as owner or co-owner of a grow facility in Florida or other location(s) such as to produce its own plants for processing. MariJ has also been preparing for the 2016 rollout of its newly-developed, proprietary GeoTraking Technology that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labeling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products in a sophisticated retail PoS delivery system, the GeoTraking Technology will be the among the most advanced system available.

Historical Overview of the Acquired Entities’ Operating Units Prior to Their Acquisition by the Parent Company on January 15, 2015

While the MariJ Group of companies consisted of four entities, only two of those entities, MariJ Agricultural, Inc. and JR Cannabis Industries actually performed operations.  The following summarizes the histories and activities of those two acquired units.

MariJ Agricultural, Inc. (“MariJ Ag”). The principal entity acquired by the Company on January 15, 2016, MariJ Ag, was incorporated on February 5, 2014 in the State of Florida and had one location in Clearwater, Florida. The acquired assets of MariJ Ag were deposited into MariJ Pharmaceutical, Inc. (“MariJ Pharma”), a newly formed subsidiary of Acacia Diversified Holdings, Inc. (“Acacia” or the “Company”).  Acacia intends to raise capital principally to have sufficient capital to itself, through its MariJ Pharma subsidiary, become a cannabis grower and to build a service provider system to service other cannabis growers in America. The MariJ Pharma subsidiary of the Company will provide oil extraction services to licensed cannabis growers and will provide other services to licensed entities, including packaging and dispensing the oil and other byproducts of the oil. Ultimately, MariJ Pharma intends to also extract and process oils from its own grow facilities if it is successful in obtaining a growers license in one or more venues.

Prior to its acquisition by the Company, MariJ Ag’s activities were limited to raising capital and paying startup expenses such as legal and professional fees, marketing expenses, consultants, etc., until October 2015 when it entered into its first extraction services contract with a Colorado cannabis grower.  All revenues reflected in the audited MariJ Ag Consolidated Statement of Operations for the year ended December 31, 2015 were earned as a result of this oil extraction services contract.

JR Cannabis Industries, LLC (“JR”). The other operating entity of the MariJ Group, JR, was formed on February 5, 2014 in the state of Florida and had one location in Clearwater, Florida. JR was a service business providing administration and management services in coordination with the activities of MariJ Ag.  The Company did not feel it required the continuing services of JR after the acquisition of the MariJ Group of companies, and thus did not create a subsidiary to continue those operations.

Generally accepted accounting principles require the “primary beneficiary” of a variable interest entity (“VIE”) to include the VIE's assets, liabilities and operating results in its consolidated financial statements. In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (i) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; (ii) has a group of equity owners that are unable to direct the activities of the entity that most significantly impact its economic performance; or (iii) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by the entity.

Using these criteria, the Company has identified that JR is a VIE and that MariJ Ag was the primary beneficiary because JR had an insufficient amount of equity to carry out its operations without financial support from MariJ Ag. In addition, MariJ Ag had the power to direct the activities of JR that most significantly impact JR’s economic performance and MariJ Ag also had the obligation to absorb losses of JR due to the management fee agreement between the two entities. As a result, generally accepted accounting principles required that the accounts of JR be consolidated into those of MariJ Ag, which they were.

About the Company’s New Business Model Utilizing the Acquired Entities and their Assets

The Company anticipates its MariJ Pharma subsidiary will generate revenues from several activities, including but not limited to the following:

a.
Cannabis oil extraction and processing. MariJ Pharma has a unique mobile cannabis oil processing and extraction unit designed into a heavy-duty truck chassis vehicle.  That unit has already begun performing extractions and processing of medicinal organic hemp into oils at various sites, and is currently developing additional contracts for services.

b.	Wholesale sale of raw and processed low or zero-THC medicinal cannabis oils.
c.
Laboratory testing and certification services.  MariJ has begun construction of a mobile laboratory and testing unit, also on a heavy-duty truck chassis, intended to address the growing demand for these services in the medicinal cannabis industry.  MariJ Pharma currently utilized much of that lab and testing equipment in a temporary physical location onsite at its current extraction operations.

d.	Licensing and support of the Company’s HIPAA compliant GeoTraking Technology systems
e.	Processing, packaging, labeling, and compounding services for medicinal grade cannabis oils

In the acquisition of the MariJ Group, the Company also obtained the assets and related business of Canna-Cures Research & Development Center, LLC (“Canna-Cures LLC”).  It has lodged those assets into its new Canna-Cures Research & Development Center, Inc. (“Canna-Cures Inc”), but has not yet implemented revenue-producing operations with that unit.  It is anticipated to begin generating revenues after mid-2016, depending on the success of the Company’s upcoming efforts to obtain additional investment capital to fund those operations.

Revenues from the new Canna-Cures Inc subsidiary are anticipated to be generated from several activities, including the following:

a.
Canna-Cures Inc will seek to enter into research and development projects with institutions of higher learning in efforts to develop new and better strains of medicinal cannabis related products for dispensing as medications, nutraceuticals, and cosmeceuticals.  That subsidiary also anticipates participating in state and federal grants in conjunction with one or more universities as a means to defray part of its costs in these efforts.

b.
Private label packaging services.  The Canna-Cures Inc has obtained a majority of the equipment required to engage in the business of packaging and labeling of medicinal cannabis oils, oil-infused products, and related items.

c.
Retail sales of medicinal cannabis oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose.  These activities are dependent in large part upon meeting FDA regulations and criteria relating to the sale and distribution of cannabis-infused products, and the Company is currently in the process of determining the status of those criteria.

d.
Retail and wholesale sales of cosmeceutical and nutraceutical products containing its high-quality cannabis oil extracts, again dependent upon the same FDA regulations and criteria as mentioned in item (c) above.

The Company will require additional capital to finalize its plans and accommodate the roll-out of all planned services for its subsidiaries, and is preparing to seek additional investments and financing within the next 60 to 90 days to pay the costs of completing its mobile laboratory and testing unit, building its second mobile oil extraction and processing unit, development of its Canna-Cures R&D Center, completing the roll-out of its GeoTraking Technology system, and other required capital expenditures. There can be no assurance the Company will be successful in its plans to generate the required capital.

Financial Reporting of MariJ Agricultural, Inc. Prior to Its Acquisition by the Company

Prior to being acquired by the Company on January 15, 2016 the MariJ Group of companies had limited operations beginning in 2014.  As an element of the reporting requirements relating to the acquisition, the MariJ Group was required to provide the Company with audited financials for its prior two fiscal years ended December 31, 2015.  As a result of the fact that the only two units of the MariJ Group that had revenue-producing activities during that period were MariJ Ag and JR, the former being the primary source of business operations, it was determined that the operations and financial reporting of the group should be consolidated as MariJ Ag. The following discussion relates to those consolidate financial reports of the acquirees.

Revenue Recognition

Discussion regarding the financial results of the acquired entity for the twelve months ended December 31, 2015 and 2014

The consolidated MariJ Ag entity recognized revenues when services, including oil extractions and otherwise, were performed and billed also recognized its revenues in the same manner, Each period, the Company will evaluate whether collectability is reasonably assured.

MariJ Agricultural, Inc., the entity acquired by the Company on January 15, 2016 reported a consolidated net loss of approximately $611,819, for the year ended December 31, 2015 and approximately $702,898 for the period ended December 31, 2014, which covers the period from February 5, 2014, the Company’s inception, to December 31, 2014. The decrease in net loss of approximately $90,000 was primarily due to MariJ’s entry into an extraction services contract with a Colorado company, providing the company with revenues during the Q4 2015. The additional increase in general and administrative expenses was partially offset by a decrease in cost of revenues. The Company is in the process of implementing its business model to provide ongoing management and support services, additional product lines, and licensing opportunities for clients so that contracts that we enter into will provide recurring revenue. These results represent operating activities of that entity prior to its acquisition by the Company on January 15, 2016.

Revenue of MariJ Agricultural, Inc.

Total revenue of MariJ Agricultural, Inc. for the year ended December 31, 2015, consisted of extraction fees related to an extraction services contract with a company based in Longmont, Colorado. These extraction fees represented that entity’s first revenue-producing agreement, and all revenues reflected in the statement of operations for the year ended December 31, 2015 were earned as a result of this oil extraction services contract.

Cost of sales

Costs of sales were $130,237, including $22,595 of depreciation expense in 2015. This increase was due to the recognition of revenue pursuant to the extraction services contract of that entity.

Operating Expenses of the Acquirees prior to Acquisition by the Company

The Chief Executive Officer (“CEO”) and majority stockholder of MariJ Ag provided monies to pay the initial operating expenses when its business activities initiated in March 2014.  Subsequently, operating expenses were funded by private sales of common stock of MariJ Ag.   The members of JR, another of the acquired entities of the Company, were owed $43,834 for contract services rendered as of December 31, 2014.  Those amounts were paid to its members in 2015.

Operating expenses of MariJ Ag consisted of all other costs incurred during the period other than cost of sales. MariJ Ag incurred approximately $737,000 in operating expenses for the year ended December 31, 2015 compared to approximately $702,000 for the year ended December 31, 2014. The increase of approximately $35,000 was primarily due to the increase in general and administrative expenses of approximately $34,000.

General and administrative

General and administrative expenses incurred by MariJ Ag prior to its acquisition by the Company included salary costs, of which stock based compensation was a component, professional costs, and costs for consultants, rent and other costs. The expenses incurred during the periods ended December 31, 2015 and 2014 are summarized and described below:

Compensation

Total compensation to officer shareholders and managing members of MariJ Ag and JR prior to their acquisition by the Company are as follows:

	2015	2014
Rick Pertile, CEO	$120,000	$126,933
Kim Edwards, COO	51,500	53,000
Joe Sansonetti, (former COO)	70,000	106,658

Rick Pertile, CEO, was issued 275,000 common shares by MariJ Agricultural, Inc. on February 5, 2014 and in May 2014 Mr. Pertile was also issued 5,000 common shares for services rendered.

Prior to acquisition by the Company, JR provided administration and management for MariJ Ag. In return for the management services provided by JR, MariJ Ag paid to JR a management fee of $20,000 monthly plus JR’s reasonable, ordinary and necessary business expenses incurred in the normal course of performing its management duties. During the years ended December 31, 2015 and 2014, total management fees were $399,009 and 345,489. These amounts were eliminated in the consolidated statement of operations of MariJ Ag.

Professional costs

Professional costs incurred by MariJ Ag prior to its acquisition by the Company included costs for counsel, filing fees, independent directors fees and bonuses and related expenses.

Rent

The Company continues to lease certain office space previously leased by MariJ Ag and has now extended those leases through October 31, 2017.  Future minimum lease payments under these operating leases are:

Year	Amount
2016	$36,762
2017	26,364
$63,126

Rent expense was approximately $21,992 and $7,006 for the years ending December 31, 2015 and 2014, respectively.

Liquidity and Capital Resources

As of December 31, 2015, the Company had cash on hand of approximately $221,000 compared to approximately $293,000 at December 31, 2014.

Cash Flow

During the year ended December 31, 2015 cash was primarily used to fund operations and pursue license application processes.

	For the year ended December 31,
Cash flow	2015	2014
Net cash used in operating activities	$(601,422)	$(406,407)
Net cash used in investing activities	(251,262)	(287,635)
Net cash provided by financing activities	780,700	987,200

Net increase (decrease) in cash	$(71,984)	$293,158

Cash Flows – Operating Activities

During the year ended December 31, 2015, cash flows used in operating activities were approximately $601,422, consisting primarily of the net loss for the year ended December 31, 2015 of approximately $611,819, reduced by depreciation expense of $24,444 and stock-based compensation for services in the amount of $197,500. Additional significant components of cash used in operating activities were an increase in accounts receivable of $147,700; an increase in deposits and prepaid expenses of $8,135, related primarily to an increase in prepaid insurance expense and a shareholder meeting deposit; and a decrease in accounts payable of approximately $55,812, related primarily to the retirement of a related party payable accrued at December 31, 2014.

During the period ended December 31, 2014, cash flows used by operations were approximately $406,407, consisting primarily of the net loss for the year ended December 31, 2014 of $702,898, reduced by depreciation expense of $881, and stock-based compensation for services of $243,275. Additional significant components of cash used in operating activities were an increase in prepaid expenses of $15,512, consisting primarily of insurance premiums and the purchase of promotional products; an increase in a related party payable of $43,834; and an increase in accounts payable of $24,113.

Cash Flows – Investing Activities

During the year ended December 31, 2015, cash flows used in investing activities was approximately $251,262, consisting primarily of the purchase of property and equipment for $196,341, and the payment of equipment purchase payables in the amount of $54,921 accrued at December 31, 2014.

During the period ended December 31, 2014, cash flows used in investing activities were approximately $287,635, consisting of the purchase of property and equipment for $342,556, and accounts payable for equipment accrued in the amount of $54,921.

Cash Flows – Financing Activities

During the year ended December 31, 2015, cash flows provided by financing activities were approximately $780,700, consisting mainly of approximately $780,600 of proceeds from the sale of 127,200 common stock.
During the period ended December 31, 2014, cash flows provided by financing activities were approximately $987,200, consisting primarily of approximately $987,000 of proceeds from the sale of 200,750 shares of common stock.

Future Liquidity and Cash Flows

Management believes that the Company’s cash balances on hand, cash flows expected to be generated from operations, proceeds from current and future expected debt issuances and proceeds from future share capital issuances will be insufficient to fund the Company’s net cash requirements through 2016. In order to execute the Company’s business plan, the Company will need to raise additional funds through public or private equity offerings, debt financings, or other means.

Discussion Regarding the Business of the Company’s New Subsidiaries Following the Acquisition of the MariJ Group of Companies

The Company is utilizing the assets and businesses it acquired in the transactions of January 15, 2016 in two newly-created operating subsidiaries and contingently a third operating subsidiary. Those will be the only current operations of the Company, and include the following.

MariJ Pharmaceuticals, Inc.

On January 15, 2016 the Company acquired the assets and business of MariJ Agricultural, Inc. (“MariJ Ag”), a Florida corporation. Those assets and business were placed into the Company’s first new operating subsidiary named MariJ Pharmaceuticals, Inc. (“MariJ Pharma”). While MariJ Ag had only began revenue-producing operations in Q4 of 2015, it is anticipated to expand its operations and revenues substantially in 2016 as an Acacia subsidiary following planned capital expansion based on success in raising the funding necessary to fuel those plans.

MariJ Pharma’s impetus is the extraction and processing of very high quality, high-CBD/low-THC content medicinal grade cannabis oils from medicinal hemp plants.  MariJ Pharma specializes on organic strains of the plant, setting itself apart from the general producers of non-organic products.  In addition, MariJ Pharma has the technical expertise and capability to process and formulate the oils and to employ them in its compounding operations.  MariJ Pharma will seek to become engaged as owner or co-owner of a grow facility in Florida or other location(s) such as to produce its own plants for processing. MariJ Pharma has also been preparing for the 2016 rollout of its newly-developed, proprietary GeoTraking Technology that is fully compliant with the Health Insurance Portability and Accountability standard (“HIPAA”) utilizing its “plant to patient” solution. This GeoTraking Technology is designed to provide a full-channel patient care tracking system that is fully compliant under today’s strict HIPAA regulations that require privacy and security of the patient’s information. Beginning with RFID labeling and tracking of every single seed employed in the grow program and continuing through the sale of prescription products in a sophisticated retail PoS delivery system, the GeoTraking Technology is considered to become the most advanced system available.

MariJ Pharma’s revenues are anticipated to be generated primarily from several activities, including but not limited to the following:

a.
Cannabis oil extraction and processing. MariJ has a unique mobile cannabis oil processing and extraction unit designed into a heavy-duty truck chassis.  That unit has already begun performing extractions and processing of medicinal hemp oils at various sites, and is currently developing additional contracts for services.

b.	Wholesale sale of raw and processed medicinal cannabis oils.
c.
Laboratory testing and certification services.  MariJ has begun construction of a mobile laboratory and testing unit, also on a heavy-duty truck chassis, intended to address the growing demand for these services in the medicinal cannabis industry.

d.	Licensing and support of the Company’s GeoTraking Technology systems
e.	Processing and compounding services for medicinal grade cannabis oils

The Company is preparing to seek additional investments and financing to pay the costs of building its second mobile oil extraction and processing unit, to finance final construction of its mobile laboratory and testing unit for the same industry, and to complete the roll-out of its GeoTraking Technology system. There can be no assurance the Company will be successful in its plans to generate the required capital.

Canna-Cures Research & Development Center, Inc.

The Company acquired the assets and the business of Canna-Cures Research & Development Center, LLC “Canna-Cures LLC”), a Florida limited liability company, on January 15, 2016.  The Company intends to utilize the assets and business of that entity in its new Canna-Cures Research & Development Center, Inc. (“Canna-Cures Inc”) subsidiary to engage in research and development activities as well as retail and wholesale distribution of medicinal cannabis products and dietary supplements, depending upon our ability to comply in each instance with FDA rules and other regulations.  As a part of its R&D efforts, the new subsidiary will seek to align itself with institutions of higher learning in working to develop new products and to identify and develop additional uses for its medicinal cannabis products.

While this subsidiary has not yet implemented revenue-producing operations, it is anticipated to begin generating revenues after mid-2016 depending upon its success in raising the capital required to give effect to those operations.

The revenues intended to be generated by Canna-Cures Inc will come from several activities, including the following:

a.
Canna-Cures Inc will seek to enter into research and development projects with institutions of higher learning in efforts to develop new and better strains of medicinal cannabis related products for dispensing as medications, nutraceuticals, cosmeceuticals, and probably dietary supplements.  Canna-Cures Inc anticipates participating in state and federal grants in conjunction with one or more universities as a means to defray part of its costs in these efforts.

b.
Private label packaging services.  The Company, though its Canna-Cures Inc subsidiary has obtained a majority of the equipment required to engage in the business of packaging and labeling of medicinal cannabis oils, oil-infused products, and related items.

c.
Retail sales of medicinal cannabis oils, oil-infused products, and other merchandise through its web-based portal or retail dispensaries planned for that purpose.  These activities are dependent in large part upon meeting FDA regulations and criteria relating to the sale and distribution of cannabis-infused products, and the Company is currently engaged in the process of determining the status of those criteria.

d.
Retail and wholesale sales of cosmeceutical and nutraceutical products containing its high-quality cannabis oil extracts, again dependent upon the same FDA regulations and criteria as mentioned in item (c) above.  Depending on its ability to comply with regulations, Canna-Cures Inc may also offer dietary supplements containing its hemp oil-derived ingredients.

The Company will require additional capital to finalize these plans and accommodate the roll-out of its services for this subsidiary, and intends to begin its capital raising activities within the next 60 to 90 days or less. There can be no assurance the Company will be successful in its plans to generate that capital.

Canna-Cures LLC had no revenues in 2015, and thus its deminimus financial operations were not included in the audited consolidated operating results of MariJ Ag in 2015.

Discussion Regarding the Company’s Consolidated Operating Results Prior to Acquiring the MariJ Group of Companies

Consolidated Operating Results of Acacia in 2015 and 2014

In 2015 our consolidated net income was $528,405 compared to a loss of $151,650 in 2014.  This 2015 income was primarily due to a net gain from discontinued operations of $1,475,493 resulting from the sale of the assets and related businesses of the Company’s two operating subsidiaries, Citrus Extracts, Inc. and Acacia Transport Services, Inc., offsetting a loss from continuing operations of $947,088. Our 2015 consolidated costs and expenses were $932,422 compared to $540,370 in 2014.

As a result of the fact that the Company sold the business and related assets of its subsidiaries on June 29, 2015, those operations have been accounted for as discontinued since the Company’s Annual Report on Form 10-K for the year ending December 31, 2014.

Consolidated employee expense, which included the corporate compensation expenses and the compensation expenses at the auction, increased about $155,000, or about 49% from 2014, primarily due to increased costs resulting from adding a truck fleet operation in the latter part of 2014 and from the sale and discontinuation of operations in at the Company’s subsidiaries that resulted in the payment of certain bonuses to subsidiary personnel and the payment of amounts due to the Company’s CE) that had not been calculated or paid prior to that date.  The Company’s CEO had, as in prior periods, deferred his personal compensations since as early as portions of 2012 to aid the Company in its liquidity.

Consolidated general and administrative expense also increased by about $240,000, or about 111% in 2015, reflecting the increased costs of operating a truck fleet the company acquired in the latter part of 2014.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of the notes to our financial statements. In general, management's estimates are based on historical experience, information from third party professionals, and various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

On February 12, 2016 the Company filed its Annual Report for the year ended December 31, 2015 on Form 10-K.  That document is available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and also on the SEC website at:
https://www.sec.gov/Archives/edgar/data/1001463/000118518516003668/0001185185-16-003668-index.htm

COMBINED PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

On January 15, 2016 (the date of “Closing”), Acacia Diversified Holdings, Inc. (the “Company” or “Acacia”) entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the “MariJ Group” of companies including: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ Ag”); (ii) Canna-Cures Research & Development Center, LLC, a Florida limited liability company (“Canna-Cures LLC”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR”) (individually, collectively and jointly the “MariJ Group”) with an effective date of January 4, 2016 (collectively, the “Assets”).

The assets acquired include, among other things, equipment, intellectual property, including trade secrets, and cash.  As consideration for the Assets, the Company issued to the former shareholders and members of the MariJ Group 2,474,850, new shares of its common stock.  Canna-Cures LLC and TropiFlora had no operations, assets or liabilities as of December 31, 2015 or for the ended December 31, 2015.

The accompanying pro forma combining balance sheet and statement of operations as of December 31, 2015 and for the year ended December 31, 2015 have been prepared using the audited financial statements of Acacia included in its Form 10-K for the year ended December 31, 2015 and the audited consolidated financial statements of MariJ for the year ended December 31, 2015.

As of the transaction date Acacia had no revenue producing operations.  The above-described transaction will be accounted for as a purchase transaction by Acacia.

The pro forma combining statement of operations for the year ended December 31, 2015 gives effect to the acquisition as if the acquisition had taken place on January 1, 2015.  The pro forma combining balance sheet gives effect to the acquisition as if the acquisition had taken place on December 31, 2015.

The pro forma combining financial statements are provided for illustrative purposes and do not purport to represent what the combined companies’ financial position would have been if such transaction had occurred on the above mentioned dates.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

Management’s Discussion and Analysis Regarding Pro Forma Financial Condition and Results of Operations of the Combined Entities.

Limited Discussion

The following summarizes the factors affecting the pro forma operating results and financial condition of Acacia Diversified Holdings, Inc. as of December 31, 2015 when combining the audited consolidated financial results of MariJ Agricultural, Inc. as of the same date.  This discussion should be read together with the financial statements and the notes to financial statements included elsewhere in this report. In addition to historical financial information, the following discussion and analysis may contain forward-looking statements.

The Company sold its Citrus Extracts, Inc. and Acacia Transport Services, Inc. subsidiaries, its only revenue producing operations, in the Fort Pierce, Florida, area on June 29, 2015, and first accounted for those operations as discontinued effective with its Quarterly Report on Form 10-Q for the period ended June 30, 2015 and further reported on its Quarterly Report on Form 10-Q for the periods ended September 30, 2015.  The Company acquired the MariJ Group of companies on January 15, 2016 with an effective date of January 4, 2016.

As a result, and since Acacia had revenue producing operations only during the first half of 2015 and MariJ had revenue producing operations only during the fourth quarter of 2015, the Company believes that discussion of the pro forma operations for 2015 would not be reflective of similar results or provide a proper basis for review. Accordingly, the Company has elected to eliminate this information from its discussion.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. All such persons have filed all required reports.

Based solely upon the Company’s review of forms filed by directors, officers and beneficial owners of more than ten percent of the Company’s Common Stock (“Section 16 Reporting Persons”) pursuant to Section 16 of the Securities Exchange Act and written representations, the Company is not aware of any failures by the Section 16 Reporting Persons to file on a timely basis the forms required to be filed by them pursuant to Section 16 of the Securities Exchange Act during the most recent fiscal year, except that due to technical issues and administrative oversight on the part of the Company, Steven L. Sample, the Company’s previous CEO, did not timely report his purchase of 765 shares of Acacia Common stock for the aggregate purchase price of $428.35 between January 6 and May 28 of 2015, which oversight and error was determined and corrected on July 16, 2015.

The Company’s outgoing CEO and President, Steven L. Sample, and its new CEO and President, Richard K. Pertile disclaim any beneficial ownership of any securities owned by others, and disclaim any beneficial ownership by others of any securities they own.

AUDITING FIRM

KWCO, PC, 1931 East 37th Street – Suite 7, Odessa, Texas 79762 (fka/Killman, Murrell, and Company, PC) (“KWCO”) has served as the Company‘s principal independent public accounting firm since 1996, including the fiscal years ended December 31, 2015 and 2014. The Company has re-appointed KWCO as its independent registered public accounting firm for 2016. The Board recommended the ratification of this appointment in its Proxy Statement for the upcoming Annual Meeting of Shareholders.  Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders. Representatives of KWCO, PC are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to questions.

Fees Paid to Auditors

Aggregate fees for professional services rendered by KWCO for the years ended December 31, 2015 and 2014 were as follows:

	2015	2014
Audit fees	$185,012	$20,514
Tax preparation fees	19,000	-

Total fees	$204,012	$20,514

 Audit Fees.  Audit fees consist of professional services rendered in connection with the audits of the Company’s annual consolidated financial statements, reviews of the Company’s internal accounting and reporting controls under Section 404 of the Sarbanes-Oxley Act, and reviews of interim consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q.

Tax Preparation Fees.  Tax preparation fees include preparation of federal and state tax returns. In 2015 the Company paid $19,000 for preparation of its 2014 and 2013 tax returns, and in 2014 the Company paid $0 for preparation of tax returns

The Board of Directors has determined that the services rendered above were compatible with maintaining KWCO’s audit independence.

Authorization for Issuance of Securities NOT in an Exchange.

None.

Authorization for Issuance of Securities in an Exchange

On January 15, 2016 upon execution of an Asset Purchase Agreement the Company acquired the assets and related businesses of the MariJ Group of companies located in Clearwater, Florida. The MariJ Group of Companies consisted of: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ”); (ii) Canna-Cures R&D, LLC, a Florida limited liability company “Canna-Cures”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR Cannabis”). The Company later exercised its option to rescind and exclude the acquisition of the TropiFlora unit, which carried only minimal assets.  These actions were ratified by the Company’s Board of Directors and by a majority of the shareholders of the Company representing 52.26% of the common voting rights of the Company (the “Voting Shareholders”), by written consent in lieu of a special meeting of shareholders.

In connection with ratifying the Agreement, and pursuant to its terms, the Voting Shareholders approved the issuance of 2,474,850 shares of the Company’s restricted common stock for the assets acquired under the Agreement.

Those events were further reported in their entirety in the Company’s Current Report on Form 8-K filed on January 19, 2016, which described those events in detail. That document is also available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and on the SEC website at:
https://www.sec.gov/Archives/edgar/data/1001463/000155723416000395/0001557234-16-000395-index.htm

Audited Financial Information Relating to Recent Acquisitions

The Company has included the Consolidated Financial Statements dated December 31, 2015 and 2014 and the Combined Pro Forma financial information under headings of the same name.

MariJ AGRICULTURAL, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND 2014

KWCO, P.C.
Certified Public Accountants
1931 E. 37th Street, Suite 7
Odessa, Texas 79762
(432) 363-0067
Fax (432) 363-0376

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors, Stockholders and Members
MariJ Agricultural, Inc. and JR Cannabis Industries, LLC
Clearwater, Florida

Report on the Consolidated Financial Statements
We have audited the accompanying consolidated financial statements of MariJ Agricultural, Inc. (the “Company”), which is comprised of the consolidated balance sheets as of December 31, 2015 and 2014 and the related consolidated statements of operations, members’/stockholders’ equity, and cash flows for the periods then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the Consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2015 and 2014 and the results of its operations and its cash flows for the periods then ended in accordance with accounting principles generally accepted in the United States of America.

/s/KWCO, P.C.

Odessa, Texas
March 16, 2016

MariJ AGRICULTURAL, INC.
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2015 AND 2014

ASSETS	2015	2014
Current Assets
Cash and cash equivalents	$221,174	$293,158
Accounts receivable	147,700	-
Accounts receivable-related party	-	100
Prepaid expenses	21,069	15,512
Total Current Assets	389,943	308,770
Equipment, net of accumulated depreciation of $25,325 and $881 in 2015 and 2014, respectively	513,753	341,675
Security deposits	2,577	-
Total Assets	$906,273	$650,445

LIABILITIES AND MEMBERS’/STOCKHOLDERS’ EQUITY
Current Liabilities
Related party payable	$-	$43,834
Accounts payable and accrued liabilities	12,315	79,034
Total Current Liabilities	12,315	122,868

Commitments & Contingencies	-	-

Members’/Stockholders’ Equity
Common stock, $0.001 par value, 1,000,000 shares authorized; 666,950 and 520,000 shares issued and outstanding, respectively	667	520
Additional paid-in capital	2,207,708	1,229,755
Members’ equity (deficit)	20,687	(27,694)
Retained deficit	(1,335,104)	(675,004)
Total Members’/Stockholders’ Equity	893,958	527,577
Total Liabilities and Members’/Stockholders’ Equity	$906,273	$650,445

The accompanying notes are an integral part of these consolidated financial statements.

MariJ AGRICULTURAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE PERIOD FEBRUARY 5, 2014 (INCEPTION) TO DECEMBER 31, 2014
AND THE YEAR ENDED DECEMBER 31, 2015

	2015	2014
Revenues
Extraction fees	$255,508	$-
Total revenues	255,508	-
Costs and expenses
Cost of sales, including depreciation expense of $22,595	130,237	-
General and administrative	735,241	700,950
Depreciation and amortization	1,849	881
Total costs and expenses	867,327	701,831
Operating loss before other income (expense) and income taxes	(611,819)	(701,831)
Other income (expense)
Other income	-	100
Interest expense	-	(1,167)
Total other income (expense)	-	(1,067)
Income taxes	-	-
Net (loss)	$(611,819)	$(702,898)

The accompanying notes are an integral part of these consolidated financial statements.

MariJ AGRICULTURAL, INC.
CONSOLIDATED STATEMENTS OF MEMBERS’/STOCKHOLDERS’ EQUITY
FOR THE PERIOD FEBRUARY 5, 2014 (INCEPTION) TO DECEMBER 31, 2014
AND THE YEAR ENDED DECEMBER 31, 2015

	Members’ (Deficit) Equity		Common Stock		Additional Paid-in	Retained
	Units	Amount	Shares	Par Value	Capital	Deficit	Total
Founders’ shares, issued February 5, 2014	-	$-	275,000	$275	$-	$-	$275

Sale of Common Stock	-	-	200,750	201	986,799	-	987,000
Stock Issued for Services	-	-	44,250	44	242,956	-	243,000
Units issued LLC	10,000	200	-	-	-	-	200
Net (Loss)	-	(27,894)	-	-	-	(675,004)	(702,898)
Balance December 31, 2014	10,000	(27,694)	520,000	520	1,229,755	(675,004)	527,577
Sale of MariJ Common Stock	-	-	127,200	127	780,473		780,600
Stock Issued for Services	-	-	19,750	20	197,480	-	197,500
Units issued LLC	3,000	100	-	-	-	-	100
Cancelled Units	(5,000)	-	-	-	-	-	-
Net Income (loss)	-	48,281	-	-	-	(660,100)	(611,819)
Balance December 31, 2015	8,000	$20,687	666,950	$667	$2,207,708	$(1,335,104)	$893,958

The accompanying notes are an integral part of these consolidated financial statements.

MariJ AGRICULTURAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE PERIOD FEBRUARY 5, 2014 (INCEPTION) TO DECEMBER 31, 2014
AND THE YEAR ENDED DECEMBER 31, 2015

	2015	2014
Cash flows from operating activities
Net loss	$(611,819)	$(702,898)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	24,444	881
Common stock issued for services	197,500	243,275
Changes in operating assets and liabilities
Accounts receivable	(147,700)	-
Accounts receivable related party	100	(100)
Deposits and prepaid expenses	(8,135)	(15,512)
Related party payable	(43,834)	43,834
Accounts payable and accrued liabilities	(11,978)	24,113
Net cash used in operating activities	(601,422)	(406,407)
Cash flows from investing activities
Purchase of property and equipment	(196,341)	(342,556)
Accounts payable, equipment purchase	(54,921)	54,921
Net cash used in investing activities	(251,262)	(287,635)
Cash flows from financing activities
Sale of common stock	780,600	987,000
Sale of member units	100	200
Net cash provided by financing activities	780,700	987,200
Net increase (decrease) in cash and cash equivalents	(71,984)	293,158
Cash, beginning of year	293,158	-
Cash, end of year	$221,174	$293,158

Supplemental Disclosure of Cash Flow Information
Cash paid during period for:
Interest	$-	$1,167
Income tax	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 1 - THE COMPANY

MariJ Agricultural, Inc. (“MariJ” or the “Company”) was incorporated on February 5, 2014 in the state of Florida. MariJ has one location in Clearwater, FL. MariJ is an entity that is raising capital to build a service provider system to service cannabis growers in America and to have sufficient capital to itself become a cannabis grower. MariJ will provide oil extraction services to licensed cannabis growers and will provide other services to licensed entities, including packaging and dispensing the oil and other byproducts of the oil. Ultimately, MariJ intends to also extract and process oils from its own grow facilities if it is successful in obtaining a growers license in one or more venues.  MariJ’s activities were limited to raising capital and paying startup expenses such as legal and professional fees, marketing expenses, consultants, etc., until October 2015 when MariJ entered into an extraction services contract with a Longmont, Colorado company.  All revenues reflected in the statement of operations for the year ended December 31, 2015 were earned as a result of this oil extraction services contract.

JR Cannabis Industries, LLC (“JR”) was formed on February 5, 2014 in the state of Florida and has one location in Clearwater, FL. JR is a service business providing administration and management services in coordination with the activities of MariJ.

Generally accepted accounting principles require the “primary beneficiary” of a variable interest entity (“VIE”) to include the VIE's assets, liabilities and operating results in its consolidated financial statements. In general, a VIE is a corporation, partnership, limited liability corporation, trust or any other legal structure used to conduct activities or hold assets that either (i) has an insufficient amount of equity to carry out its principal activities without additional subordinated financial support; (ii) has a group of equity owners that are unable to direct the activities of the entity that most significantly impact its economic performance; or (iii) has a group of equity owners that do not have the obligation to absorb losses or the right to receive returns generated by the entity.

Using these criteria, the Company has identified that JR is a VIE and that MariJ is the primary beneficiary because JR has an insufficient amount of equity to carry out its operations without financial support from MariJ. In addition, MariJ has the power to direct the activities of JR that most significantly impact JR’s economic performance and MariJ also has the obligation to absorb losses of JR due to the management fee agreement between the two entities. As a result, generally accepted accounting principles require that the accounts of JR be consolidated into those of MariJ. These financial statements consolidate JR as required by generally accepted accounting principles.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION – The accompanying consolidated financial statements include the accounts of MariJ and JR. All intercompany transactions and account balances have been eliminated in the accompanying consolidated financial statements.

The Company has elected to prepare its financial statements in accordance with generally accepted accounting principles in the United States (GAAP) with December 31, as its year-end.  The consolidated financial statements and notes are representations of the Company’s management who are responsible for their integrity and objectivity.

USE OF ESTIMATES - Preparing the Company’s financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions about current, and for some estimates, future economic and market conditions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from these estimates.

 MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

CASH AND CASH EQUIVALENTS - The Company considers all short-term investments purchased with a maturity of three months or less to be cash equivalents.

The Company maintains its cash balances in high credit quality financial institutions. Cash balances did not exceed the National Credit Union Association (NCUA) insured limit at December 31, 2015 and 2014, respectively.

ACCOUNTS RECEIVABLE - Trade receivables include charges to licensed growers for extracting cannabis oils from their plants as well as the sale of extracted hemp oil to be used in various products including supplement sprays, lotions and other products. The carrying value of the Company’s receivables, net of allowance for doubtful accounts, represents their estimated net realizable value.  The Company does not estimate an allowance for doubtful accounts as the Company’s management believes the receivable balance will be fully collectible subsequent to year end.

RELATED PARTY RECEIVABLE - The Company issued 10,000 founding member units for $200 related to the formation of JR Cannabis during the period ended December 31, 2014. Of this amount, 5,000 units were retired in September 2015, when a unit holder resigned and forfeited his units. In 2015, 3,000 units were issued in exchange for $100.

EQUIPMENT - Equipment is stated at cost less accumulated depreciation.  Major renewals and improvements are capitalized, while minor replacements, maintenance and repairs are charged to current operations.  Depreciation is computed by applying the straight-line method over the estimated useful lives, which are generally three to five years.  Depreciation expense for the years ended December 31, 2015 and 2014 totaled $24,444 and $881, respectively.

CONCENTRATION OF CREDIT RISK AND FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company maintains cash balances at financial institutions, which at times exceed federally insured amounts. The Company has not experienced any material losses in such accounts.

The carrying amounts of cash and cash equivalents, accounts payable and accrued liabilities approximate fair value due to the short-term nature of these instruments. Accrued liabilities as of December 31, 2015 and 2014 included amounts due to vendors and service providers in the amounts of $12,315 and $79,034, respectively.

FAIR VALUE ESTIMATES – The Company has adopted FASB ASC 820-10-50, “Fair Value Measurements”. This guidance defines fair value, establishes a three-level valuation hierarchy for disclosures of fair measurement and enhances disclosure requirements for fair measure.  The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for the identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

COMPENSATED ABSENCES - The Company has not accrued a liability in accordance with FAS 43 (ASC 710), as the amount of the liability cannot be reasonably estimated at December 31, 2015 and 2014.

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

REVENUE RECOGNITION – Revenues are recognized when the extraction services are performed and billed.

INCOME TAXES - The Company files federal, state and foreign income tax returns in accordance with the applicable rules of each jurisdiction. We account for income taxes under the asset and liability method in accordance with ASC 740, Income Taxes. The provision for income taxes includes federal, state and local income taxes currently payable, as well as deferred taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable amounts in years in which those temporary differences are expected to be recovered or settled. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.  In accordance with ASC 740, we recognize the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs.  The Company currently has substantial net operating loss carryforwards.  The Company has recorded a valuation allowance equal to the net deferred tax assets due to the uncertainty of the ultimate realization of the deferred tax assets.

CONTINGENCIES - Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur.  The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment.  In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is possible that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the Company’s financial statements.  If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of range of possible loss if determinable and material, would be disclosed.

In the normal course of business, the Company also enters into various other guarantees and indemnities in its relationships with suppliers, service providers, customers and others.  These guarantees and indemnifications do not materially impact the Company’s financial condition or results of operations, and indemnifications associated with the Company’s actions generally have no dollar limitations and currently cannot be quantified.

STOCK BASED COMPENSATION – Certain contractors, consultants and employees received common stock for services rendered in 2015 and 2014.   Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

During the years ended December 31, 2015 and 2014, the Company issued common stock valued at $197,500 and $243,275, respectfully, for services rendered by employees and other individuals.  The Company issued no stock options or warrants in 2015 or 2014.

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - (Continued)

IMPAIRMENT OF LONG-LIVED ASSETS – In accordance with ASC Topic360-10-05, “Impairment or Disposal of Long-Lived Assets”, the Company evaluates the carrying value of property, plant and equipment and definite-lived assets whenever a change in circumstances indicates that the carrying value may not be recoverable from the undiscounted future cash flows from operations.  If an impairment exists, the net book values are reduced to fair values as warranted.

RECENT ACCOUNTING PRONOUNCEMENTS – The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

SUBSEQUENT EVENTS - We have evaluated subsequent events from the balance sheet date through March 16, 2016, the date at which the financial statements were available to be issued, and determined there are no other items to disclose, except as indicated in these notes.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company’s Chief Executive Officer (“CEO”) and majority stockholder of MariJ has provided monies to pay the initial operating expenses when business activities initiated in March 2014.  Subsequently, operating expenses were funded by sales of common stock.   JR Cannabis members at December 31, 2014 were owed $43,834 for contract services rendered.  These amounts were paid to members in 2015.

Total payments to officer shareholders and managing members are as follows:

	2015	2014
Rick Pertile, CEO	$141,917	$84,741
Kim Edwards, COO	51,500	32,000
Joe Sansonetti, (former COO)	91,582	89,423

Rick Pertile, CEO, was issued 275,000 common shares by MariJ on February 5, 2014, valued at $275 (par value of common shares) and in May 2014, was issued 5,000 common shares for services rendered, which were valued a $20,000.

JR provides administration and management for all customary activities of businesses like that of MariJ. In return for the management services provided by JR, MariJ pays JR a management fee of $20,000 monthly plus JR’s reasonable, ordinary and necessary business expenses incurred in the normal course of performing its management duties. During the years ended December 31, 2015 and 2014, total management fees were $399,009 and 345,489. These amounts were eliminated in the consolidated statement of operations.

NOTE 4 – PREPAID EXPENSES

Prepaid expenses consist of the following:
	2015	2014
Insurance	$15,869	$7,302
Rent	2,700	835
Promotional Products	-	7,375
Shareholder meeting deposit	2,500	-
	$21,069	$15,512

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 5 - EQUIPMENT

Equipment is stated at historical cost less accumulated depreciation. Depreciation is computed using the straight-line method at rates intended to depreciate the costs of assets over their estimated useful lives. Upon retirement or sale of property and equipment, the cost of the disposed assets and related accumulated depreciation is removed from the accounts and any resulting gain or loss is credited or charged to selling, general and administrative expenses. Expenditures for normal repairs and maintenance are charged to expense as incurred.

Additions and expenditures for improving or rebuilding existing assets that extend the useful life are capitalized. Leasehold improvements made either at the inception of the lease or during the lease term are amortized over the shorter of their economic lives or the lease term including any renewals that are reasonably assured.

Equipment consisted of the following at December 31, 2015 and 2014:

	2015			2014
	Mari J	JR Cannabis	Total	Mari J	JR Cannabis	Total
Extraction equipment	$328,232	$463	$328,695	$219,776	$-	$219,776
Vehicles	199, 142	-	199,142	113,250	-	113,250
computers & equipment	-	6,241	6,241	-	4,530	4,530
Website domain	5,000	-	5,000	5,000	-	5,000
Less accumulated depreciation	(22,595)	(2,730)	(25,325)	-	(881)	(881)
Totals	$509,779	$3,974	$513,753	$338,026	$3,649	$341,675

NOTE 6 - INCOME TAXES

MariJ is a corporation that is taxed as such in accordance with the Internal Revenue Code. Deferred taxes are provided on the asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Future tax benefits for net operating loss carry forwards are recognized to the extent that realization of these benefits is considered more likely than not. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

As of December 31, 2015, MariJ had a net operating loss carryforward of approximately $898,118, which will expire beginning in 2034.  A valuation allowance has been provided for the deferred tax asset as it is uncertain whether the Company will have future taxable income. A reconciliation of the benefit (expense) for income taxes with amounts determined by applying the statutory federal income rate of (34%) to the loss before income taxes is as follows:

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 6 - INCOME TAXES – (Continued)

	2015	2014
Net Operating Income (Loss)	$(611,819)	$(702,898)

Benefit (expense) for income taxes computed using the statutory rate of 34%	208,018	238,985
Non-deductible expense	(51,146)	(92,197)
Change in valuation allowance	(156,872)	(146,788)
Provision for income taxes	$-	$-

Significant components of MariJ's deferred tax assets and liabilities at December 31, 2015 and 2014 are as follows:

	2015	2014
Total deferred tax assets – net operating loss carryforward	$303,660	$146,788
Valuation allowance	(303,660)	(146,788)
	$-	$-

At December 31, 2015, the net operating loss (“NOL”) carryforwards expiring through 2035 were as follows:

Expiring December 31,	Amount of NOL Expiring
2034	$431,730
2035	461,388
$893,118

JR Cannabis Industries, LLC, with the consent of the members, has elected under the Internal Revenue Code to be treated as a limited liability company. As a result, the members are personally taxed on their distributive share of JR Cannabis Industries, LLC’s income, whether or not that income is actually distributed. Therefore, the consolidated financial statements do not include any provision for income taxes for the periods ended December 31, 2015 and 2014.

The Company follows Financial Accounting Standards Board Accounting Standards Codification Topic 740, "Income Taxes." This standard prescribes a recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more‐likely‐than‐not to be sustained upon examination by taxing authorities. This standard does not have a material effect on the Company’s financial position nor results of operations. As of December 31, 2015 open Federal income tax years subject to examination include the tax periods ended December 31, 2015 and 2014.

MariJ AGRICULTURAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2015 AND 2014

NOTE 7 - STOCKHOLDERS’ EQUITY

Common Stock

During the years ended December 31, 2015 and 2014, respectively, the Company issued common stock to individuals, including employees, valued at $197,500 and $243,275, respectfully for services rendered.  Costs for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.  The value of the common stock is measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty’s performance is complete.

Additionally, sales of common stock were as follows; 127,200 shares for $780,600 and 200,750 shares for $987,000 in 2015 and 2014, respectfully.

NOTE 8 – OPERATING LEASES

The Company leases office space and has extended their lease through October 31, 2017.  Future minimum lease payments under these operating leases are:

Year	Amount
2016	$36,762
2017	26,364
$63,126

Rent expense was approximately $21,992 and $7,006 for the years ending December 31, 2015 and 2014, respectfully.

NOTE 9 - SUBSEQUENT EVENTS

On January 15, 2016 with an effective date of January 4, 2016 Acacia Diversified Holdings, Inc. (“Acacia”) acquired the assets and business of MariJ Agricultural, Inc., a Florida corporation. Those assets and business were placed into the Company’s new subsidiary named MariJ Pharmaceuticals, Inc. (“MariJ”). While MariJ Agricultural had only began revenue-producing operations in October of 2015, it is anticipated to expand its operations and revenues substantially in 2016 as an Acacia subsidiary following planned capital expansion based on success in raising the funding necessary to fuel those plans.

On January 15, 2016 with an effective date of January 4, 2016 Acacia acquired the assets and business of JR Cannabis Industries, LLC. Acacia has determined that it will not operate an entity utilizing the JR Cannabis Industries assets per se, since it primarily served as a servicing organization to MariJ Agricultural and is no longer needed.

COMBINED PRO FORMA FINANCIAL INFORMATION
(UNAUDITED)

On January 15, 2016 (the date of “Closing”), Acacia Diversified Holdings, Inc. (the “Company” or “Acacia”) entered into a definitive Asset Purchase Agreement to acquire substantially all of the assets of the “MariJ Group” of companies including: (i) MariJ Agricultural, Inc., a Florida corporation (“MariJ”); (ii) Canna-Cures Research & Development Center, LLC, a Florida limited liability company (“Canna-Cures”); (iii) TropiFlora LLC, a Florida limited liability company (“TropiFlora”); and, (iv) JR Cannabis Industries LLC, a Florida limited liability company (“JR Cannabis”) (individually, collectively and jointly the “MariJ Group”) with an effective date of January 4, 2016 (collectively, the “Assets”).

The assets acquired include, among other things, equipment, intellectual property, including trade secrets, and cash.  As consideration for the Assets, the Company issued to the former shareholders and members of the MariJ Group 2,474,850, new shares of its common stock.  Canna-Cures and TropiFlora had no operations, assets or liabilities as of December 31, 2015 or for the year ended December 31, 2015.

The accompanying pro forma combining balance sheet and statement of operations as of December 31, 2015 and for the year ended December 31, 2015 have been prepared using the audited financial statements of Acacia included in its Form 10-K for the year ended December 31, 2015 and the audited consolidated financial statements of MariJ for the year ended December 31, 2015.

As of the transaction date Acacia had no revenue producing operations.  The above-described transaction will be accounted for as a purchase transaction by Acacia.

The pro forma combining statement of operations for the year ended December 31, 2015 gives effect to the acquisition as if the acquisition had taken place on January 1, 2015.  The pro forma combining balance sheet gives effect to the acquisition as if the acquisition had taken place on December 31, 2015.

The pro forma combining financial statements are provided for illustrative purposes and do not purport to represent what the combined company’s financial position would have been if such transaction had occurred on the above mentioned dates.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

ACACIA DIVERSIFIED HOLDINGS, INC.
PRO FORMA COMBINING BALANCE SHEET
DECEMBER 31, 2015

		MARIJ	PRO FORMA		PRO FORMA
ASSETS	ACACIA	GROUP	ADJUSTMENTS		COMBINED

Current Assets
Cash and cash equivalents	$180,854	$221,174	$(12,315)	(4)	$389,713
Accounts receivable	-	147,700	-		147,700
Prepaid expenses	3,434	21,069	-		24,503

Total Current Assets	184,288	389,943	(12,315)		561,916

Equipment, net of accumulated
depreciation of $44,332 and $25,325,
respectively	51,528	513,753	-		565,281

Other Assets	841	2,577	-		3,418

Total Assets	$236,657	$906,273	$(12,315)		$1,130,615

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued
liabilities	$6,973	$12,315	$(12,315)	(4)	$6,973

Total Current Liabilities	6,973	12,315	(12,315)		6,973

Stockholders' Equity

Common stock, $0.001 par value,
12,955,406 shares issued and
outstanding and 15,430,256 issued
and outstanding on a pro forma
basis.	12,955	667	1,808	(3)	15,430

Additional paid-in capital	12,034,270	2,207,708	(1,335,104)	(1)	-
	-	-	20,687	(2)	-
	-	-	(1,808)	(3)	12,925,753
	-	-	-		-
Members' equity	-	20,687	(20,687)	(2)	-
Retained (deficit)	(11,817,541)	(1,335,104)	1,335,104	(1)	(11,817,541)
Total Stockholders' Equity	229,684	893,958	-		1,123,642
Total Liabilities and Stockholders' Equity	$236,657	$906,273	$(12,315)		$1,130,615

ACACIA DIVERSIFIED HOLDING, INC.
PRO FORMA COMBINING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015

		MARIJ	PRO FORMA
	ACACIA	GROUP	COMBINED

Revenue	$-	$255,508	$255,508

Costs and expenses
Cost of sales, including depreciation
expense of $22,595	-	130,237	130,237

General and administrative	926,312	735,241	1,661,553

Depreciation	6,110	1,849	7,959

Total costs and expenses	932,422	867,327	1,799,749

Operating (loss) before other expense
and income taxes	(932,422)	(611,819)	(1,544,241)

Other (expense)
Interest expense	(14,666)	-	(14,666)

(Loss) before income taxes	(947,088)	(611,819)	(1,558,907)

Income taxes	-	-	-

(Loss) from continuing operations	$(947,088)	$(611,819)	$(1,558,907)

Gain on discontinued operations
Gain on discontinued operations net	225,863	-	225,863
Gain on disposition of discontinue
operations	1,249,630	-	1,249,630
Net gain from discontinued operations	1,475,493	-	1,475,493
Net income (loss)	$528,405	$(611,819)	$(83,414)

Pro Forma (loss) per share
(Loss) from continuing operations			$(0.10)
Income from discontinued
operations			0.09
Net income (loss) per share			$(0.01)
Pro forma weighted average number of
common shares outstanding			15,294,871

ACACIA DIVERSIFIED HOLDINGS, INC.
NOTES TO PRO FORMA COMBINING FINANCIAL INFORMATION

Note 1 – Basis of Presentation

The accompanying pro forma combining balance sheet and statement of operations as of December 31, 2015 and for the year ended December 31, 2015 have been prepared using the audited financial statements of Acacia included in its Form 10-K for the year ended December 31, 2015 and the audited consolidated financial statements of MariJ Agricultural, Inc. and JR Cannabis Industries, LLC as of December 31, 2015 and for the year ended December 31, 2015.

The pro forma combining statement of operations for the year ended December 31, 2015 gives effect to the acquisition as if the acquisition had taken place on January 1, 2015.  The pro forma combining balance sheet gives effect to the acquisition as if the acquisition had taken place on December 31, 2015.

These pro forma combining financial statements are provided for illustrative purposes and do not purport to represent what the combined company’s financial position would have been if such transaction had occurred on the above-mentioned dates.  These statements were prepared based on accounting principles generally accepted in the United States.  The use of estimates is required and actual results could differ from the estimates used.  The Company believes the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the acquisition.

(1)	Re-class MariJ Group retained deficit to paid-in capital so that ending retained deficit reflects only the retained deficit of Acacia.

(2)	Re-class members’ equity from JR Cannabis Industries, LLC.

(3)	Re-class sufficient par value from paid-in capital to reflect par value of 15,430,256 common shares outstanding after the acquisition at $0.001 per share.

(4)	Offset MariJ Group’s accrued liabilities against its cash balance, as Acacia assumed no liabilities of the MariJ Group.

ITEM II.

Annual Meeting of Shareholders

All shareholders of the Company as of the record date of February 29, 2016 have been provided with a notice of the Annual Meeting of Shareholders (the “Annual Meeting”) of Acacia Diversified Holdings Inc., a Texas corporation (“Acacia” or the “Company”), to be held on Friday, April 22, 2016 at 1:00 p.m. Central Standard Time at the Renaissance Dallas Richardson Hotel, 900 East Lookout Drive, Richardson, TX 75082 for the following purposes, as more fully described in the Proxy Statement:

1.	To elect five (5) Directors;

2.	To ratify the appointment of KWCO, PC as the Company's independent registered public accounting firm for 2016;

3.	To vote on an advisory resolution to approve executive compensation; and,

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof

The Proxy Statement is available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and on the SEC website at:  https://www.sec.gov/Archives/edgar/data/1001463/000118518516003639/0001185185-16-003639-index.htm

Record Date.  The close of business on February 29, 2016 has been set as the record date for the determination of the holders of Common Stock entitled to receive notice of, to attend, and to vote at the Annual Meeting.

Shareholders are cordially invited to attend the Annual Meeting in person.  To insure that your vote is counted at the Annual Meeting, however, please vote as promptly as possible.

Revocability of Proxy

Pursuant to the information provided to each shareholder of record in the Proxy Statement, you may revoke your proxy and change your vote at any time before the taking of the vote at the Annual Meeting. Prior to the applicable cutoff time, you may change your vote using the Internet or telephone methods described above, in which case only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted. You may also revoke your proxy and change your vote by signing and returning a new proxy card or voting instruction form dated as of a later date, or by attending the Annual Meeting and voting in person. However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you properly vote at the Annual Meeting or specifically request that your prior proxy be revoked by delivering a written notice of revocation to the Company’s Secretary at 13575 58th Street North - #138, Clearwater, FL 33760 prior to the Annual Meeting.

No Dissenters’ Rights

Under Texas law, shareholders are not entitled to dissenters' rights with respect to any of the transactions described in the Proxy Statement.

Acacia reserves the right to reject, rule out of order, or take other appropriate action with respect to any nominations or proposals that do not comply with these and other applicable requirements.

ITEM III.

Interests of Certain Persons

Related Party Transactions

From 2007 through the end of its fiscal 2010, the Company granted 10,000 common stock purchase options to each of its outside directors upon their appointment in accordance to the Acacia Automotive, Inc. 2007 Stock Incentive Plan. Additionally, 15,000 common share purchase options were granted to each eligible director for each year of elected annual service to the Company, as well as other options for services on committees of the Board of Directors or for acting as chairs thereof.   On December 30, 2010, the Company’s Board of Directors voted to temporarily suspend director compensation, including the issuance of common stock purchase options, to its members effective January 1, 2011.  That suspension of director compensation was terminated in 2015 when the Company paid each of its then independent directors a $10,000 cash compensation for services.  The Company did not issue any common stock purchase options in 2015 and 2014.

The Company has determined that all Board members, excluding Mr. Pertile and Mr. Sample, are independent under the applicable NASDAQ, NYSE, and SEC rules. In making these determinations, the Company considered the types and amounts of the commercial dealings between the Company and the companies and organizations with which the directors are affiliated.

ITEM IV.

Proposals by Shareholders

None.

ITEM V.

Delivery of Documents.

This Information Statement on Form 14C is being provided to the shareholders of the Company.  This Information Statement is available for viewing on the Company’s website at http://www.acacia.bz/sec/sec.htm and on the SEC website at: https://www.sec.gov. On that site you should the “Search for Company Filings” for Acacia Diversified Holdings Inc. and then select the link to the Company’s DEF 14C document.

We will furnish a copy of this Information Statement on Form DEF 14C without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail within two business days of receipt of such request. Any request should be directed to our corporate CEO at the above address.

Copies of Annual Reports

We will furnish a copy of our Annual Report on Form 10-K for the year ended December 31, 2015 and any exhibit referred to therein without charge to each person to whom this Information Statement is delivered upon written or oral request by first class mail within two business days of receipt of such request. Any request should be directed to our corporate CEO at the above address.

Documents Incorporated by Reference

None.

April 25, 2016

By order of the Board of Directors

/s/ Richard K. Pertile
Richard K. Pertile
President, Chief Executive Officer and Chairman of the Board of Directors

Exhibits:

None